ASSET PURCHASE AGREEMENT                 EXHIBIT 10.71

     ASSET PURCHASE AGREEMENT, dated as of August 20, 1999 (the "Agreement"), by and among ANDREW CORPORATION, a Delaware corporation ("Andrew"), MILLER
BUILDING SYSTEMS, INC., a Delaware corporation ("Miller"), and MILLER BUILDING SYSTEMS OF KANSAS, INC., a Kansas corporation and a wholly owned subsidiary of Miller ("MBSK").
MBSK is a wholly-owned subsidiary of Miller and is engaged in the engineering, design, manufacturing and sale of concrete shelters (the "Business"). Andrew, MBSK and Miller have determined that it is in their respective best interests to consummate the purchase and sale provided for in this Agreement, in which Andrew shall purchase from MBSK, and MBSK shall sell to Andrew, certain assets used in the Business, on the terms and subject to the conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:
                           ARTICLE I.

                       PURCHASE AND SALE

     1.1. Purchase and Sale of Assets; Excluded Assets.
     (a) On the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), MBSK shall sell, convey, transfer, assign and deliver to Andrew, and Andrew shall acquire from MBSK, all of the right, title and interest in and to the assets listed below free and clear of all Liens (as hereinafter defined), other than Permitted Liens (as hereinafter defined) (collectively, the "Acquired Assets"): (i) all of the machinery, equipment, furniture, tangible personal property and other fixed assets owned by MBSK and located at the Burlington Facility (as defined in Section 2.18), substantially all of which are listed on Schedule 2.14 (the "Fixed Assets"), except the two forklifts located at the Burlington Facility; (ii) all raw materials of MBSK located at the Burlington Facility (the "Raw Materials"); (iii) all books and records of MBSK relating solely to the Fixed Assets, Raw Materials or Burlington Facility; (iv) all permits and licenses of MBSK, if any, related to the Burlington Facility, to the extent assignable to Andrew; (v) all of MBSK's rights to the Revised Burlington Lease (as defined in Section 2.18) and, subject to Section 4.6, the Burlington Purchase Option Lease (as defined in Section 2.18); (vi) any office supplies, inventory (other than work-in-process or finished goods inventory), wrapping, packaging or other similar items located at the Burlington Facility; (vii) all of MBSK's rights under the Assumed Contracts (as defined in Section 1.3).

     (b) Notwithstanding any other provision of this Agreement, MBSK's rights in and to the following assets (collectively, the "Excluded Assets"), although they may relate to the Business, are to be retained by MBSK and are not to be sold, conveyed, assigned or transferred to Andrew: (i) this Agreement and all rights of MBSK hereunder; (ii) the capital stock of MBSK; (iii) all assets of Employee Benefit Plans; (iv) the corporate charter of MBSK and all qualifications to conduct business as a foreign corporation, taxpayer identification numbers, seals, and original minute books, stock record and transfer books, and other documents relating to the organization, maintenance, and existence of MBSK as acorporation; (v) all work-in-process and finished goods inventory of MBSK as of the Closing Date; (vi) all cash, cash equivalents and accounts receivable of MBSK; (vii) the "Miller Building Systems" name;
(viii) all other assets of MBSK that are not Acquired Assets hereunder; and
(ix) all designs, patents, trademarks, service marks, copyrights, software and systems and all other intellectual property or proprietary rights of MBSK or Miller; provided, however, that to the extent that any software or source code owned by MBSK or Miller is required to operate any of the Fixed Assets, Miller agrees to grant to Andrew, without payment of additional consideration or royalty, a perpetual license, in a form mutually acceptable to the parties, to use such software or source code to operate the Fixed Asset. MBSK agrees, at its expense, to promptly, but in any event by not later than 30 days following the Closing Date, remove from the Burlington Facility all tangible assets and properties of MBSK constituting Excluded Assets. In effecting such removal, MBSK agrees not to unreasonably interfere with the operations of Andrew and agrees to repair any damage caused by such removal.

     1.2.  Purchase Price; Allocation.
(a) The aggregate purchase price (the "Purchase Price") for the Acquired Assets and the other obligations of MBSK and Miller hereunder shall be $3,500,000.00, which Purchase Price consists of the Base Purchase Price (as defined below) and Contingent Purchase Price (as defined below). At the Closing, upon the terms and subject to the conditions set forth herein, Andrew shall pay and deliver to MBSK $1,000,000 (the "Base Purchase Price"), by wire transfer of immediately available funds to an account designated in writing by Miller. Upon the terms and subject to the conditions set forth in Section 5.4, Andrew shall pay and deliver to MBSK, $2,500,000 (the "Contingent Purchase Price"), by wire transfer of immediately available funds to an account designated in writing by Miller.

     (b) The parties agree (i) to determine prior to Closing an allocation of the Purchase Price among the Acquired Assets to be used by the parties for all purposes (including financial accounting and tax purposes) consistent with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and attach such allocation to this Agreement as the "Allocation Schedule", and (ii) to jointly complete and separately file in a timely manner Internal Revenue Service Form 8594 with their respective federal income tax returns for the tax year in which the Closing Date occurs.

   1.3. Assumption of Liabilities. Upon the terms and subject to the conditions contained herein, at the Closing or the Effective Time (as defined below), as the case may be, Andrew shall assume (the "Assumed Liabilities"): (a) the payment and performance obligations arising from and after the Closing Date under the contracts listed on Schedule 1.3 (the "Assumed Contracts"); (b) the payment and performance obligations arising from and after the Closing Date under the Revised Burlington Lease; (c) the payment and performance obligations under the Burlington Purchase Option Lease arising from and after the effective time (the "Effective Time") of the assignment of the Burlington Purchase Option Lease to Andrew; (d) as set forth in Section 4.5; (e) as provided in Section 4.8
(d). Andrew agrees to pay, discharge and perform all such Assumed Liabilities promptly as and when due.

     1.4.  Excluded Liabilities.  Subject to the indemnification provisions of
Section 6.2, other than the Assumed Liabilities, Andrew shall not retain or assume or be obligated to pay, perform, discharge, or otherwise be responsible for, any liabilities or obligations of MBSK or Miller with respect to MBSK, whether actual or contingent, direct or indirect, matured or unmatured, liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof (collectively, the "Excluded Liabilities"). Miller acknowledges and agrees that it is retaining the Excluded Liabilities, and Miller agrees to pay, discharge and perform all such liabilities and obligations promptly as and when due. Without limiting the generality of the foregoing, Andrew shall not assume or be obligated to pay, perform or discharge any liabilities, obligations or commitments of MBSK or Miller with respect to MBSK relating to or arising out of any of the following:
(a) accounts or notes payable or purchase orders; (b) any liability or obligation of MBSK for fees, costs and expenses of attorneys; (c) all liabilities or obligations of MBSK for any Taxes, workers' compensation liabilities, payroll, consulting fees or for fees or other expenses of MBSK;
(d) any claims by any present or former MBSK employee to any Employee Benefit Plan or other employee benefits of MBSK or Miller; and (e) all liabilities and obligations, if any, under the Original Burlington Lease (as defined in Section 2.18) or under the Revised Burlington Lease relating to the period ending on or before the Closing Date or under the Burlington Purchase Option Lease relating to the period ending on or before the Effective Time.

     1.5. Closing Costs; Transfer Taxes and Fees. Notwithstanding any other provision herein, any documentary and transfer Taxes and any sales, use or other Taxes imposed on the seller by reason of the sale, assignment and/or transfer of Acquired Assets or the Assumed Liabilities provided hereunder and any deficiency, interest or penalty asserted with respect thereto shall be borne by MBSK, and any documentary and transfer Taxes and any sales, use or other Taxes imposed on the buyer by reason of the sale, assignment and/or transfer of Acquired Assets or the Assumed Liabilities provided hereunder and any deficiency, interest or penalty asserted with respect thereto shall be borne by Andrew.

     1.6. Closing. (a) The closing of the transactions contemplated herein, except the assignment and transfer of the Burlington Purchase Option Lease which will occur subsequent to the closing (the "Closing"), will take place on Friday, August 20, 1999, at 10:00 a.m., local time, at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois or at such other time and place as the parties may mutually determine. The parties will execute and deliver this Agreement at the Closing. The actual date on which the Closing occurs is referred to herein as the "Closing Date," and the Closing shall be deemed effective as of 12:01 a.m. on the Closing Date. The assignment and transfer of the Burlington Purchase Option Lease will occur subsequent to the Closing at the offices of Gardner, Carton & Douglas within 5 days after the satisfaction (or waiver) of the conditions set forth in Sections 5.4 and 5.5 or at such other time and place as the parties may mutually determine.

     (b) At the Closing, MBSK shall deliver to Andrew good and sufficient bills of sale, assignments, release of liens and other instruments to convey to Andrew good and valid title to the Acquired Assets, free and clear of all Liens, except the Permitted Liens, together with the other documents, agreements, opinions, instruments and certificates contemplated by this Agreement.

     (c) At the Closing, Andrew shall pay the Base Purchase Price to MBSK by wire transfer of immediately available funds to an account designated by Miller in writing to Andrew.

     (d) Upon the satisfaction (or waiver) of the conditions set forth in Sections 5.4 and 5.5, MBSK shall deliver to Andrew such documents, assignments, agreements, opinions, instruments and certificates as may be reasonably necessary or advisable in order to consummate the transactions contemplated in respect to the Burlington Purchase Option Lease, and Andrew shall pay the Contingent Purchase Price to MBSK by wire transfer of immediately available funds to an account designated by Miller in writing to Andrew.

     1.7. Fixed Assets. On Thursday, August 19, 1999, the parties shall conduct a physical walk-through of the Burlington Facility for the purpose of confirming the existence of substantially all of the Fixed Assets.

     1.8.  Raw Materials.   Miller agrees to deliver Raw Materials to Andrew at
the Closing with a net book value of approximately $380,000 or more.   On
Thursday, August 19, 1999, the parties shall conduct a physical walk-through of the Burlington Facility for the purpose of confirming that the Raw Materials located at the Burlington Facility have a net book value of approximately $380,000 or more.

                          ARTICLE II.

            REPRESENTATIONS AND WARRANTIES OF MILLER

      Miller represents and warrants to Andrew as follows:

     2.1. Authorization of MBSK; Approvals. The execution, delivery and performance by each of MBSK and Miller of this Agreement and each of the other agreements, documents and instruments (the "Ancillary Documents") to be executed and delivered by each of MBSK and Miller in connection with the transactions contemplated by this Agreement have been duly authorized. Each of Miller and MBSK has all necessary corporate power and authority to consummate the transactions contemplated by this Agreement. This Agreement constitutes, and each of the Ancillary Documents to be executed by MBSK or Miller will constitute, the valid and binding obligations of MBSK and Miller, as the case may be, enforceable against MBSK and Miller, as the case may be, in accordance with their respective terms. Each of Miller and MBSK has obtained all consents, authorizations and approvals of, and has made all declarations and filings with, all federal and state governmental authorities required on the part of Miller or MBSK in connection with the consummation of the transactions contemplated by this Agreement, except to the extent that the lack of any such consent, authorization or approvals, individually or in the aggregate, will not have a Material Adverse Effect (as defined in Section 2.2) on MBSK or Miller.

     2.2. Organization, Standing, Qualification and Ownership of MBSK. MBSK is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and has full power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted. MBSK is duly qualified to do business as a foreign corporation and in good standing in the state of Texas, and there is no other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, results of operations, prospects, assets, properties, liabilities or operations ("Material Adverse Effect") of MBSK. Miller owns all of the outstanding capital stock of MBSK.

     2.3. Capitalization of MBSK. The authorized capital stock of MBSK consists of 1,000 shares of common stock, par value $0.01 per share (the "MBSK Common Stock"), of which 1,000 shares are issued and outstanding. Miller is the record owner and beneficial owner of all of the issued and outstanding shares of MBSK Common Stock. MBSK has no (and has never had any) subsidiaries and does not own any interest in or control, directly or indirectly, any other corporation, limited liability company, trust, partnership, association or other entity.


     2.4. No Conflict or Violations; Consents. The execution, delivery and performance by each of MBSK and Miller of this Agreement and each of the Ancillary Documents, the consummation of the transactions contemplated hereby and the compliance by MBSK and Miller with any of the provisions hereof or thereof, will not (a) violate any provision of the Certificate of Incorporation (or Articles of Incorporation) or Bylaws of Miller or MBSK, (b) to Miller's knowledge, upon obtaining the Coffey County Consents (as defined below), violate or result in a material breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or materially increase the amount payable by Miller or MBSK under, or result in the creation of any Lien upon any of the assets or properties of Miller or MBSK under, any of the terms, conditions or provisions of any material contract or lease (i) to which Miller or MBSK is a party or (ii) by which Miller or MBSK is bound, or (c) to Miller's knowledge, violate in any material respect any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award by which Miller or MBSK is bound. Coffey County (as hereinafter defined) has consented to the assignment and transfer of the Revised Burlington Lease to Andrew, as evidenced by the minutes of the meeting of Coffey County to be provided to Andrew within ten days after the Closing Date and, subject to Section 4.6, will have consented to the assignment and transfer of the Burlington Purchase Option Lease to Andrew at or prior to the Effective Time (collectively, the "Coffey County Consents").

     2.5. Financial Statements. Miller has previously provided to Andrew complete and correct copy of the unaudited interim balance sheet of MBSK as of May 22, 1999 (the "Interim Balance Sheet"). The Interim Balance Sheet is in accordance with the books and records of MBSK and fairly presents in all material respects the financial position of MBSK as of the date thereof. The Interim Balance Sheet, including any notes thereto, has been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, subject to normal year-end adjustment, inventory verification and absence of footnote disclosure. The books and records of MBSK have been, and are being, maintained in all material respects in accordance with all applicable legal requirements and GAAP.

     2.6. Labor Agreement and Actions. MBSK is not bound by or subject to any contract with any labor union and, to the knowledge of Miller, no labor union has requested or has sought to represent any of the employees of MBSK. There is no strike or other labor dispute involving MBSK pending, or to the knowledge of Miller threatened, and MBSK is not aware of any labor organization activity involving its employees.

     2.7. Undisclosed Liabilities. MBSK has no material liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) reflected on the Interim Balance Sheet, or (b) incurred since the date of the Interim Balance Sheet, in the ordinary course of business consistent with past practice, which are of the same nature as those set forth on the Interim Balance Sheet (other than any liabilities resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

     2.8. Compliance With Law; Permits. To Miller's knowledge, neither MBSK nor Miller with respect to MBSK has materially violated, and MBSK and Miller with respect to MBSK are in material compliance with, all laws, statutes, ordinances, regulations, rules, licenses, permits, franchises, approvals and consents and orders of any foreign, federal, state or local governmental authority. Miller has previously provided to Andrew a complete and correct list of all material governmental licenses, permits, franchises, approvals and consents (the "Permits") which are, to Miller's knowledge, required to be received or obtained by MBSK (or by Miller with respect to MBSK) to conduct its business. The Permits are in full force and effect as of the date hereof and, to the extent assignable to Andrew, to Miller's knowledge, will be in full force and effect with respect to Andrew immediately after the Closing, except to the extent that the failure of any such Permit to be in full force and effect will not, individually or in the aggregate, have a Material Adverse Effect on the Business.

     2.9.  Taxes.

     (a) MBSK (or Miller with respect to MBSK) has timely filed all Tax Returns (as defined below) that are required by it and all such Tax Returns are correct and complete in all material respects. To Miller's knowledge, MBSK (or Miller with respect to MBSK) has paid or made provision for the payment of all Taxes due from MBSK. The assessment of any additional Taxes for periods for which Tax Returns have been filed by MBSK (or by Miller with respect to MBSK) shall not exceed the recorded liability therefor on the Interim Balance Sheet. The Tax Returns of MBSK (and Miller with respect to MBSK) have not been audited by any taxing authority, and there are no waivers in effect of the applicable statute of limitations for any period. No examination or audit of any Tax Return or report of MBSK (or Miller with respect to MBSK) by any applicable taxing authority is currently in progress. No deficiency assessment or proposed adjustment of Taxes of MBSK (or Miller with respect to MBSK) is pending, and Miller has no knowledge of any proposed liability for any Tax to be imposed on MBSK (or Miller with respect to MBSK), except in the ordinary course of business. To Miller's knowledge, MSBK (or Miller with respect to MBSK) has withheld and paid all Taxes required to have been withheld in connection with amounts paid to any employee, independent contractors, creditors, or other third parties.

     (b) MBSK (nor Miller with respect to MBSK) is not obligated to make payments, and is not a party to an agreement that could obligate it to make any payments, that would not be deductible under Section 280G of the Code. No claim has ever been made in writing to Miller or MBSK by a taxing authority in a jurisdiction where MBSK does not file Tax Returns that MBSK is or may be subject to Taxes assessed by such jurisdiction. There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of MBSK. MBSK has not been a member of an Affiliated Group (as defined below) other than the one of which Miller was the common parent, or filed or been included in a combined, consolidated or unitary income Tax Return, other than one filed by Miller or MBSK. MBSK has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code within the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Andrew will not be required to deduct and withhold any amount pursuant to Section 1445(a) of the Code upon the transfer of the Acquired Assets to Andrew.

     (c) For purposes of this Agreement: (i) "Affiliated Group" means any affiliated group of corporations within the meaning of Section 1504 of the Code (and any corresponding provision of state, local or foreign income Tax law);
(ii) "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; and (iii) "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statement or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements related to Taxes.

     2.10. Contracts and Commitments. Except for the Assumed Contracts, the Assumed Liabilities do not consist of any written or oral contract, agreement or arrangement (a) involving any annual expenditure of more than $15,000 or $15,000 in the aggregate, (b) involving a term of more than 6 months that is not terminable by MBSK upon 30 days prior notice to the other party thereto at any time for any reason, without payment of additional consideration, (c) involving employment of persons as employees or consultants, (d) prohibiting or restricting MBSK from freely engaging in any business or competing anywhere in the world, or (e) involving indebtedness of or a guaranty by MBSK in favor of any person or entity, except in the case of clauses (a) and (b) above in respect to the Revised Burlington Lease and the Burlington Purchase Option Lease. Neither MBSK nor, to Miller's knowledge, the other party to the Assumed Liabilities is in material breach or default and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the Assumed Liabilities.

     2.11. Litigation. No action, suit, proceeding or governmental inquiry or investigation ("Action') is pending or, to the knowledge of Miller, threatened against MBSK or Miller with respect to MBSK or any of MBSK's officers, directors or employees (in their capacity as such) before any court, arbitration board or tribunal or administrative or other governmental agency, nor is Miller aware of any facts or circumstances that could reasonably be expected to give rise to any such Action.

     2.12. Fees and Commissions. No person or entity will be entitled to any brokerage commissions, finder's fees or similar compensation arising out of or due to any act of Miller or MBSK (including their officers, directors, employees and agents) in connection with the transactions contemplated by this Agreement.

     2.13. ERISA. Except as disclosed on Schedule 2.13, neither Miller nor MBSK maintains, sponsors, or contributes (or has during the last 5 years been obligated to maintain, sponsor or contribute) to, or has any liability with respect to, any program or arrangement that is an "employee pension benefit plan", an "employee welfare benefit plan", or a "multi-employer plan", as those terms are defined in Sections 3(1), 3(2) or 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any deferred compensation, bonus, incentive compensation, savings, stock option or fringe benefit plan or arrangement with respect to any employee of MBSK who will be employed by Andrew following the Closing. The plans, programs and arrangements referred to in the preceding sentence are collectively called "Employee
Benefit Plans". Neither Miller nor MBSK nor any person that is a member of MBSK's controlled group of corporations or a trade or business under common control with MBSK as defined in Section 414 of the Code has, maintains, sponsors or contributes or has during the last 5 years been obligated to maintain, sponsor or contribute) to any benefit plan subject to Title IV of ERISA or a multi-employer plan. With respect to the Employee Benefit Plans, individually and in the aggregate, to the knowledge of Miller, all such plans have been maintained and operated in accordance with their terms and applicable laws, including compliance with all material reporting and disclosure requirements (except to the extent that any failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on MBSK or Miller) and no event has occurred, and, to the knowledge of Miller, there exists no condition or set of circumstances in connection with which MBSK could be subject to any material liability under ERISA, the Code (including Consolidated and Omnibus Recovery Act ("COBRA")) or any other applicable law or to any person. With respect to the Employee Benefit Plans, individually and in the aggregate, to Miller's knowledge, there are no material benefit obligations for which contributions have not been made or properly accrued in accordance with GAAP, on the Interim Balance Sheet, and accounted for by reserves if unfunded. Each Employee Benefit Plan that is intended to be tax qualified, other than a plan that is a standardized prototype plan, has received an Internal Revenue Service determination letter covering all Code requirements for which the remedial amendment period has expired. Neither Miller nor MBSK has any liability to provide post-retirement welfare benefits to any former or current employee of MBSK.

     2.14. Title to Properties; Encumbrances. MBSK owns no real property. MBSK has good and valid title to all assets reflected on the Interim Balance Sheet and to be reflected on the Closing Schedule, free and clear of all encumbrances, liens, security interests, claims, charges or other restrictions of any nature or kind (collectively, "Liens"), other than (collectively, "Permitted Liens"): (a) Liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent; and (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar person or entities. To the knowledge of Miller, no Liens have been filed against the assets or properties of MBSK other than Liens that, in the aggregate, do not materially affect the Acquired Assets. To the knowledge of Miller, the assets and properties owned or used by MBSK are in reasonably good working order and condition, ordinary wear and tear excepted.
Schedule 2.14 contains a complete and correct list of all of the Fixed Assets, which Schedule 2.14 contains substantially the same Fixed Assets as the list provided to Andrew on June 21, 1999 and is substantially representative of the fixed assets located at the Burlington Facility.
     2.15.  Environmental Liability.

     (a) To Miller's knowledge, at all times prior to the Closing, MBSK has complied in all material respects with all Environmental Laws (as defined below). MBSK has not received any notice, report, or information (including information that any Action of any kind is pending or threatened) regarding any liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), or any corrective, investigatory, or remedial obligations, arising under Environmental Law relating to MBSK or the occupation or use of any of its assets or real properties currently or formerly owned or leased by MBSK. To Miller's knowledge, MBSK holds all licenses, consents and permits under Environmental Laws necessary for the conduct of its business as presently being conducted, and such licenses, consents and permits are valid and in full force and effect, except to the extent that the failure to have or maintain in full force and effect any such licenses, consents, or permits would not, individually or in the aggregate, have a Material Adverse Effect on MBSK or Miller. "Environmental Laws" means any and all federal, state, county, local and foreign laws, statutes, codes, ordinances, rules, regulations, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems; and

     (b) To Miller's knowledge, no Hazardous Materials (as defined below) have been, or are currently, located at, in, or under or emanating from the assets or properties currently or formerly owned or operated by MBSK at the Burlington Facility in a manner which: (i) violates in any material respect any applicable Environmental Laws, or (ii) requires response, remedial, corrective action or cleanup of any kind under any applicable Environmental Laws. "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable Environmental Law (including asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     2.16. Books and Records. To Miller's knowledge, the books and records of MBSK are complete and correct in all material respects and accurately and fairly reflect all material information relating to its business, the nature, acquisition, maintenance, location and character of its assets, and the nature of all transactions giving rise to its balance sheet assets and liabilities.

     2.17. Employees. To the knowledge of Miller, no executive or key employee of MBSK and no group of MBSK employees has any plans to terminate employment with MBSK, with the exception of John Catalino and Neal Moss who will become employees of Miller or an affiliate thereof, prior to the Closing. Miller has previously provided to Andrew a complete and correct list as of the date of this Agreement of all employees of MBSK and their current compensation (salary and bonus and other compensation) and compensation for the calendar year 1998.

     2.18. Leases. The Lease Agreement dated August 12, 1996 (the "Original Burlington Lease") between Board of County Commissioners of Coffey County, Kansas ("Coffey County"), as landlord, and MBSK, as tenant, has been superceded in its entirety by the Lease Agreement dated August 6, 1999 between Coffey County and MBSK, a correct and complete copy of which is attached as Schedule 2.18-A (the "Revised Burlington Lease"). The Revised Burlington Lease is the only lease or sublease of real property to which MBSK is a party or bound. Attached as Schedule 2.18-B is a true and correct copy of the form of Lease Agreement between Coffey County and MBSK containing a purchase option for the premises (the "Burlington Purchase Option Lease") that Miller will use its reasonable best efforts to cause to supercede in its entirety the Revised Burlington Lease upon, and only in the event of, its authorization and approval by Coffey County in accordance with the provisions of Section 19-211 of the Kansas Statutes ("Section 19-211") and any other applicable legal requirements and its execution and delivery by the parties thereto. The Revised Burlington Lease is the legal, valid, binding obligation of MBSK and, to Miller's knowledge, of Coffey County, enforceable against MBSK and, to Miller's knowledge, Coffey County in accordance with its terms, and is in full force and effect. If the Burlington Purchase Option Lease is assigned by MBSK to Andrew in accordance with this Agreement, then the Burlington Purchase Option Lease will be at or before the Effective Time the legal, valid, binding obligation of MBSK and, to Miller's knowledge, of Coffey County, enforceable against MBSK and, to Miller's knowledge, Coffey County in accordance with its terms, and in full force and effect. As of the Closing Date, the Revised Burlington Lease will be assigned and transferred by MBSK to Andrew in accordance with this Agreement and will be, to Miller's knowledge, the legal, valid and binding obligations of Coffey County, enforceable against Coffey County by Andrew in accordance with its terms and will be in full force and effect. If the Burlington Purchase Option Lease is assigned by MBSK to Andrew in accordance with this Agreement, then as of the Effective Time the Burlington Purchase Option Lease will be, to Miller's knowledge, the legal, valid and binding obligations of Coffey County, enforceable against Coffey County by Andrew in accordance with its terms and will be in full force and effect. Except in respect to the survival of certain rights of MBSK as provided in the Original Burlington Lease and reflected in the Revised Burlington Lease, neither party to the Revised Burlington Lease is (and neither party to the Burlington Purchase Option Lease will be) in material breach or default and no event has occurred (or will have occurred in respect to the Burlington Purchase Option Lease) which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Revised Burlington Lease or Burlington Purchase Option Lease, as the case may be. The real property and premises subject to the Revised Burlington Lease and the Burlington Purchase Option
Lease are referred to herein as the "Burlington Facility."

     2.19. Disclosure. The representations and warranties of Miller in this Agreement do not include any untrue statement of a material fact nor do they omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                          ARTICLE III.

            REPRESENTATIONS AND WARRANTIES OF ANDREW

 Andrew represents and warrants to Miller and MBSK as follows:

     3.1. Authorization of Andrew; Approvals. The execution, delivery and performance by Andrew of this Agreement and each of the Ancillary Documents to be executed and delivered by Andrew in connection with the transactions contemplated by this Agreement have been duly authorized. Andrew has all necessary corporate power and authority to consummate the transactions contemplated by this Agreement. This Agreement constitutes, and each of the Ancillary Documents to be executed and delivered by Andrew in connection with the transactions contemplated by this Agreement will constitute, the valid and binding obligations of Andrew, enforceable against Andrew in accordance with their respective terms. Andrew has obtained all consents, authorizations and approvals of, and has made all declarations and filings with, all federal and state governmental authorities required on the part of Andrew in connection with the consummation of the transactions contemplated by this Agreement, except to the extent that the lack of any such consent, authorization or approvals, individually or in the aggregate, will not have a Material Adverse Effect on Andrew.

     3.2. No Conflict or Violations; Consents. The execution, delivery and performance by Andrew of this Agreement and each of the Ancillary Documents to which Andrew is a party, the consummation of the transactions contemplated hereby and the compliance by Andrew with any of the provisions hereof or thereof, will not (a) violate any provision of the Certificate of Incorporation or Bylaws of Andrew, (b) to Andrew's knowledge, violate or result in a material breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or increase the amount payable by Andrew under, or result in the creation of any Lien upon any of the assets or properties of Andrew under, any of the terms, conditions or provisions of any material contract or lease (i) to which Andrew is a party or (ii) by which Andrew is bound, or (c) to Andrew's knowledge, violate in any material respect any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award by which Andrew is bound.

     3.3. Fees and Commissions. No person or entity will be entitled to any brokerage commissions, finder's fees or similar compensation arising out of or due to any act of Andrew (including its officers, directors, employees and agents) in connection with the transactions contemplated by this Agreement.

     3.4. Financial Resources. Andrew has reasonably sufficient financial resources to perform its obligations under this Agreement and the documents to be executed and delivered in connection with this Agreement.

     3.5. Disclosure. The representations and warranties of Andrew in this Agreement do not include any untrue statement of a material fact nor do they omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                          ARTICLE IV.

                     ADDITIONAL AGREEMENTS

     4.1. Closing Efforts; Additional Agreements. Each of the parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not waiver of the Closing conditions set forth in this Article V). In case at any time after the Closing any further action is necessary or desirable (a) to carry out the intents and purposes of this Agreement or (b) to vest Andrew with full title to the Acquired Assets, the proper officers and directors of each party to this Agreement shall take all such reasonably necessary or advisable action.

     4.2. Non-Solicitation. For a period of 3 years, neither Miller nor MBSK shall directly, or indirectly through another entity, (1) induce or attempt to induce any employee providing services at the Burlington Facility to leave the employ of Andrew, or in any way interfere with the relationship between Andrew and any such employee thereof, or (2) hire any person to provide services within a 100 mile radius of the Burlington Facility who was an employee of Andrew providing services relating to the Burlington Facility at any time during the 6 month period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the parties so as to avoid any disputes under this Section 4.2 that any such hiring within such 6 month period is in violation of clause (1) above).

     4.3.  Certain Tax Matters.

     (a) Tax Returns. Miller shall prepare or cause to be prepared in a manner consistent with past practice (unless otherwise required to comply with applicable law) and timely file or cause to be filed with the appropriate taxing authorities all Tax Returns of MBSK required to be filed for all taxable years or periods ending on, before or after the Closing Date and with respect to the tax matters described in Section 1.5.

     (b) Cooperation Regarding Tax Matters. The parties hereto shall provide such necessary information as any other party hereto may reasonably request in connection with the preparation of such party's Tax Returns related to the transactions contemplated by this Agreement, or to respond to or contest any audit, litigation or other proceeding, prosecute any claim for refund or credit or otherwise satisfy any legal requirement relating to taxes of each party hereto or their respective affiliates relating to the transactions contemplated by this Agreement. Until the expiration of the applicable statute of limitations and any extensions thereof, Miller shall, and shall cause MBSK to, retain, and neither destroy nor dispose of, all Tax Returns, books and records (including computer files) of, or with respect to, the activities of MBSK for all taxable periods ending prior to the Closing Date and to make such books and records available to Andrew on a reasonable basis.

     4.4.  Survey; Title Insurance.

     (a) Miller, at its expense, has delivered to Andrew a survey (the "Survey") of the Burlington Facility made by a State of Kansas licensed surveyor. The Survey shall set forth (i) the boundaries of the Burlington Facility, (ii) the square footage of and/or acreage of the Burlington Facility,
(iii) all improvements (including the square footage thereof) located on the Burlington Facility, (iv) any encroachments onto the Burlington Facility and any encroachments by improvements on the Burlington Facility onto adjoining real property, and (v) a metes and bounds legal description of the Burlington Facility.

     (b) Miller, at its expense, has delivered to Andrew a title search report for the Burlington Facility from the Coffey County Land Title Company or its successor (the "Title Company") bearing a date later than August 10, 1999.
At least ten days before the Effective Time, Miller, at its expense, shall deliver to Andrew a commitment for a leasehold title insurance policy for the Burlington Purchase Option Lease (the "Title Commitment") bearing a date after the Closing Date issued by the Title Company in such amount as is agreed upon by the parties, on its standard ALTA form, and containing extended coverage over the general exceptions, a 3.0 zoning endorsement, an access endorsement, and, at Andrew's sole expense, such other endorsements as Andrew shall reasonably require. The Title Commitment shall show the leasehold interest in Andrew in the condition required herein as of the Effective Time, as the case may be. Miller shall cause to be issued to Andrew an updated Title Commitment not later than 1 day prior to the Effective Time, and at the Effective Time, a policy of the required title insurance (the "Title Policy") pursuant to the Title Commitment, all at Miller's expense.

     4.5.  Prorations.   In order to facilitate the allocation of certain
ongoing expenses and liabilities of MBSK related solely to the Burlington Facility (e.g., utilities), Miller shall pay to Andrew within 30 days after the Closing an amount in cash equal to the net pro rata portion of all accruing expenses and liabilities ("Accrual Liabilities") listed on Schedule 4.5, which are incurred in the ordinary course of business by MBSK for the billing period prior to the Closing Date based on the amounts of such expenses incurred during the billing period immediately prior to the billing period in which the Closing Date occurs. Such payment by Miller shall fully discharge Miller's liability for the Accrual Liabilities.

     4.6. Burlington Purchase Option Lease. As soon as reasonably practicable after the Closing, but in any event no later than May 31, 2000, Miller, at its expense, shall use its reasonable best efforts to (a) cause the Burlington Purchase Option Lease to be duly authorized and approved by Coffey County in accordance with Section 19-211 and any other applicable legal requirements, and
(b) cause the assignment of the Burlington Purchase Option Lease from MBSK to Andrew to be duly authorized and approved by Coffey County in accordance with any applicable legal requirements. At the Effective Time, Miller agrees to duly assign and transfer all of its right, title and interest in and to the Burlington Purchase Option Lease to Andrew, on the term and subject to the conditions of this Agreement. Andrew will reasonably cooperate with Miller's efforts toward causing the authorization, approval and assignment to Andrew of the Burlington Purchase Option Lease.

     4.7. Bulk Transfer Laws. The parties agree to waive compliance with the requirements of any applicable bulk sales law provisions of the uniform commercial codes of the states in which the Acquired Assets are situated or which may otherwise be applicable to the transactions contemplated hereby; provided, however, that Miller shall be liable for and shall pay and discharge any amount (including Taxes) owed under or as a result of such laws, whether as a result of waiving such compliance or otherwise.

     4.8.  Employees and Employee Benefit Plans.

     (a) Andrew shall extend offers of employment, to be effective immediately upon the Closing, to all current employees of MBSK, except John Catalino and Neal Moss, (such employees who accept such offers of employment are hereinafter referred to as "Rehired Employees"); provided, however, that any such offer of employment shall not be construed to limit the ability of Andrew to terminate any such employee following the Closing Date for any reason at any time. MBSK shall terminate the employment of all Rehired Employees immediately prior to the Closing and any cost, expense or liability resulting from, or incurred in connection with, such terminations accrued on or prior to the Closing Date, shall be the sole responsibility of Miller.

     (b) Andrew agrees that service with MBSK by each Rehired Employee prior to the Closing Date shall be treated as service with Andrew for purposes of determining such employee's eligibility for and determining the amount of benefit entitlement for holidays, sick days, vacations and also for purposes of determining eligibility (including waiting periods under group health plans), vesting and benefits provided under any other employee benefit plan, program, policy or other arrangement of Andrew covering such Rehired Employee after the Closing Date; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit for any such period of service and shall be granted to Rehired Employees only to the extent permissible under the applicable plan of Andrew.

     (c) With respect to the 401(k) plan of Miller, the parties hereto agree that MBSK shall offer each employee of MBSK on the date hereof the option to
(i) transfer his or her 401(k) account to an Individual Retirement Account;
(ii) take a lump sum distribution of such account or (iii) take a lump sum distribution of such account and roll the distribution to Andrew's 401(k) plan.

     (d) Miller shall provide COBRA health insurance coverage to the Rehired Employees until January 1, 2000; provided, however, that, during the above time period, Andrew shall fully reimburse Miller for all out-of-pocket expenses incurred by Miller as a result of providing such COBRA health insurance to the Rehired Employees who are not covered by Andrew's own health coverage plan(s), including, without limitation, all premiums, claims and third party administrative and processing fees, notwithstanding any termination of employment of any Rehired Employee for any reason. The parties acknowledge and agree that Andrew may, at its option, enroll the Rehired Employees into its own health coverage plan(s), in lieu of the above COBRA health insurance coverage, at any time prior to January 1, 2000. Andrew shall provide health coverage to each Rehired Employees under its health plan(s) no later than January 1, 2000, provided that each Rehired Employee elects such coverage in accordance with Andrew's normal election procedures, with no liability to Miller whatsoever.

     4.9. Legal Opinion for Burlington Purchase Option Lease. Prior to the Effective Time, Miller agrees to use its reasonable efforts to obtain an opinion of legal counsel to Coffey County, upon which Andrew may rely upon, as to due authorization, execution and delivery and validity of the Burlington Purchase Option Lease.

     4.10.  MBSK Work-in-Progress.   For period not to exceed 45 days after the
Closing Date, Andrew agrees to provide Miller reasonable access during normal business hours to the Burlington Facility, its employees, equipment and raw materials for the purposes of completing the production and shipment of the approximately ten shelters of MBSK that are in-process. In completing such production and shipment, Miller will not unreasonably interfere with Andrew's operations at the Burlington Facility, will complete such production and shipment as soon as reasonably practicable and will reimburse Andrew for its costs, including labor, as mutually agreed among the parties.

                           ARTICLE V.

                      CONDITIONS PRECEDENT

     5.1. Conditions to Each Party's Obligation To Effect the Transactions. The respective obligation of each party to consummate the Closing or the subsequent assignment and transfer of the Burlington Purchase Option Lease shall be subject to the satisfaction at or prior to the Closing or the Effective Time, as the case may be, of the following conditions:

     (a) No Proceedings, Injunctions or Restraints; Illegality. No Action by any governmental authority or other third person or entity shall have been commenced that challenges the validity or legality of the transactions contemplated by this Agreement. No judgment, order, injunction or decree issued by any governmental authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No law, statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, materially restricts or makes illegal the consummation of the transactions contemplated by this Agreement.

     5.2. Conditions to Obligations of Andrew to the Closing. The obligation of Andrew to effect the Closing is also subject to the satisfaction of or waiver by Andrew at or prior to the Closing of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Miller set forth in this Agreement that are qualified with reference to a Material Adverse Effect or materiality shall be true and correct, and the representations and warranties of Miller that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement (except to the extent such representations and warranties speak as of an earlier date).

     (b) Performance of Obligations of MBSK/Miller. Miller and MBSK shall have performed in all material respects all its obligations required to be performed by it under this Agreement at or prior to the Closing.

     (c) Legal Opinion; Closing Certificates and Documents. Andrew shall have received from Much Shelist Freed Denenberg Ament & Rubenstein, P.C., counsel to MBSK, an opinion as to due authorization, execution and delivery of MBSK, in a form mutually agreed upon by counsel to the parties. In addition, Miller shall provide Andrew with such customary closing documents and certificates as Andrew or its counsel shall reasonably request.

     (d) Transfer of Revised Burlington Lease. Coffey County shall have duly consented to the assignment and transfer of the Revised Burlington Lease from MBSK to Andrew in a form reasonably acceptable to Andrew.

     (e) Material Adverse Change. There shall not have occurred any Material Adverse Effect on the Acquired Assets or the Burlington Facility.

     (f) Raw Materials. Andrew shall be satisfied that the Raw Materials located at the Burlington Facility on the Closing Date have a net book value of approximately $380,000 or more.

     5.3. Conditions to Obligations of Miller and MBSK to the Closing. The obligation of Miller and MBSK to effect the Closing is also subject to the satisfaction of or waiver by Miller and MBSK at or prior to the Closing of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Andrew set forth in this Agreement that are qualified with a reference to a Material Adverse Effect or materiality shall be true and correct, and the representations and warranties of Andrew that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement (except to the extent such representations and warranties speak as of an earlier date).

     (b) Performance of Obligations of Andrew. Andrew shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

     (c) Legal Opinion; Closing Certificates and Documents. Miller shall have received from Gardner, Carton & Douglas, counsel to Andrew, an opinion as to due authorization, execution and delivery of Andrew, in a form mutually agreed upon by counsel to the parties. In addition, Andrew shall provide Miller with such customary closing documents and certificates as Miller or its counsel shall reasonably request.

     5.4. Conditions to Obligations of Andrew with respect the Burlington Purchase Option Lease. The obligation of Andrew to effect the assignment and transfer of the Burlington Purchase Option Lease is also subject to the satisfaction of or waiver by Andrew at or prior to the Effective Time of the following conditions:

     (a)  Closing. The Closing shall have occurred.

     (b) Representations and Warranties. The representations and warranties of Miller set forth in Sections 2.1, 2.2, 2.4, 2.12, 2.18, 2.19 of this Agreement that are qualified with reference to a Material Adverse Effect or materiality shall be true and correct, and the representations and warranties of Miller that are not so qualified shall be true and correct in all material respects, in each case as of the Effective Time (except to the extent such representations and warranties speak as of an earlier date).

     (c) Performance of Obligations of MBSK/Miller. Miller and MBSK shall have performed in all material respects all its obligations required to be performed by it under this Agreement at or prior to the Effective Time.

     (d) Closing Certificates and Documents. Miller shall provide Andrew with such customary closing documents and certificates as Andrew or its counsel shall reasonably request.

     (e) Approval and Transfer of Burlington Purchase Option Lease. On or before May 31, 2000, Coffey County shall have duly authorized and approved the Burlington Purchase Option Lease in accordance with Section 19-211 and applicable law, and Coffey County shall have duly consented to the assignment and transfer of the Burlington Purchase Burlington Lease from MBSK to Andrew in a form reasonably acceptable to Andrew. In addition, the Burlington Purchase Option Lease shall be in full force and effect.

     5.5. Conditions to Obligations of Miller and MBSK with respect the Burlington Purchase Option Lease. The obligation of MBSK and Miller to effect the assignment and transfer of the Burlington Purchase Option Lease is also subject to the satisfaction of or waiver by MBSK and Miller at or prior to the Effective Time of the following conditions:

     (a)  Closing.   The Closing shall have occurred.

     (b) Representations and Warranties. The representations and warranties of Andrew set forth in Sections 3.1, 3.2, 3.3, 3.4 and 3.5 of this Agreement that are qualified with a reference to a Material Adverse Effect or materiality shall be true and correct, and the representations and warranties of Andrew that are not so qualified shall be true and correct in all material respects, in each case, as of the Effective Time (except to the extent such representations and warranties speak as of an earlier date).

     (c) Performance of Obligations of Andrew. Andrew shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

     (d) Approval and Transfer of Burlington Purchase Option Lease. Coffey County shall have duly authorized and approved the Burlington Purchase Option Lease in accordance with Section 19-211 and applicable law, and Coffey County shall have duly consented to the assignment and transfer of the Burlington Purchase Burlington Lease from MBSK to Andrew. In addition, the Burlington Purchase Option Lease shall be in full force and effect.

                          ARTICLE VI.

                        INDEMNIFICATION

     6.1. Indemnification by Miller.

     (a) On the terms and subject to the conditions of this Agreement, Miller shall indemnify and hold harmless Andrew and its affiliates, and their respective stockholders, officers, directors, employees and agents (collectively, the "Andrew Indemnitees"), from and against, and will pay them the amount of, any and all losses, costs, claims, liabilities, damages, penalties and expenses (including reasonable attorneys' and auditors' fees and the costs of investigation and defense) (collectively, the "Losses"), incurred or suffered by the Andrew Indemnitees relating to or arising out of or in connection with any of the following: (i) any breach or inaccuracy as of the Closing Date or Effective Time in any representation or warranty made by Miller in this Agreement (except Section 2.12 (commissions)) or any Ancillary Document;
(ii) any breach or nonfulfillment by Miller or MBSK of any of its covenants, or agreements or other obligations in this Agreement or any Ancillary Document;
(iii) any breach or inaccuracy of the representations and warranties contain in
Section 2.12(commissions); (iv) any claims or liabilities relating to periods prior to the Closing Date with respect to any Employee Benefit Plan or any termination of any employee benefits or Employee Benefit Plan or the termination of employment of any employee of the MBSK prior to the Closing Date; and (v) any claims relating to Miller's or MBSK's ownership, use or operation of the Acquired Assets or the Burlington Facility and any product manufactured or service provided by Miller or MBSK prior to the Closing at the Burlington Facility, including, claims of injuries to persons or property, product liability, warranty claims (whether arising under contract or tort law), and recalls of products ordered by governmental authorities. For the purpose of calculating the aggregate amount of Losses incurred or suffered by the Andrew Indemnitees, the representations and warranties contained in Sections 2.4(b), 2.4(c), 2.8, 2.9 and 2.15 will be read without regard to any "knowledge" qualifier in any such representations or warranties.

     (b) Notwithstanding anything to the contrary contained in this Article VI, no claim or claims shall be made for payment by Miller pursuant to Section 6.1(a)(i) above, unless and until the aggregate amount of all claims for payment by Miller pursuant to this Section 6.1 (excluding claims based on Sections 6.1(a)(ii), (iii), (iv) and (v)) exceeds $50,000, whereupon all such claims for payment by Miller pursuant to Section 6.1(a)(i) above such amount may be asserted and pursued; provided, however, that in respect to the second to the last sentence in Section 2.14, no claim or claims shall be made for payment by Miller pursuant to Section 6.1(a)(i) above, unless and until the aggregate amount of all claims for payment by Miller in respect to the second to the last sentence in Section 2.14 exceeds $25,000, whereupon all such claims for payment by Miller in respect to the second to the last sentence in Section 2.14 above such amount may be asserted and pursued in accordance with the terms of this Agreement.

     6.2.  Indemnification by Andrew.

     (a) On the terms and subject to the conditions of this Agreement, Andrew shall indemnify and hold harmless Miller and its affiliates, and their respective stockholders, officers, directors, employees and agents (collectively, the "Miller Indemnitees"), from and against, and will pay them the amount of, any and all Losses, incurred or suffered by the Miller Indemnitees relating to or arising out of or in connection with any of the following: (i) any breach or inaccuracy as of the Closing Date or Effective Time in any representation or warranty made by Andrew in this Agreement (except
Section 3.3(commissions)) or any Ancillary Document; (ii) any breach or nonfulfillment by Andrew of any of its covenants, or agreements or other obligations in this Agreement or any Ancillary Document; (iii) any breach or inaccuracy of the representations and warranties contain in Section 3.3 (commissions); (iv) any claims or liabilities relating to periods after the Closing Date with respect to any Employee Benefit Plan of Andrew or any termination of any employee benefits or Employee Benefit Plan of Andrew or the termination of employment of any employee by Andrew who was an employee of MBSK prior to the Closing Date which takes place after the Closing Date; and (v) any claims relating to Andrew's ownership, use or operation of the Burlington Facility and any product manufactured or service provided by Andrew at the Burlington Facility after the Closing, including, claims of injuries to persons or property, product liability, warranty claims (whether arising under contract or tort law), and recalls of products ordered by governmental authorities.

     (b) Notwithstanding anything to the contrary contained in this Article VI, no claim or claims shall be made for payment by Andrew pursuant to Section 6.2(a)(i) above, unless and until the aggregate amount of all claims for payment by Andrew pursuant to this Section 6.2 (excluding claims based on Sections 6.2(a)(ii), (iii) and (v)) exceeds $50,000, whereupon all such claims for payment by Andrew pursuant to Section 6.2(a)(i) above such amount may be asserted and pursued.

     6.3. Claims. If a claim for indemnification is to be made by an indemnified party, the indemnified party shall promptly give notice to the indemnifying party of such claim, including the amount the indemnified party will be entitled to receive hereunder from the indemnifying party; provided, however, that the failure of the indemnified party to promptly give notice shall not relieve the indemnifying party of its obligations under this Article VI, except to the extent of actual prejudice to the indemnifying party. If the indemnifying party does not object in writing to such claim within 20 days after receiving notice thereof, the indemnified party shall be entitled to recover, on the 21st day after such notice was given, from the indemnifying party the amount of such claim, and no later objection by indemnifying party shall be permitted or effective. If the indemnifying party agrees that it has an indemnification obligation under this Article VI with respect to such claim, but timely objects as to the amount of such claim, the indemnified party shall nevertheless be entitled to recover, on the 21st day after such notice was given, from the indemnifying party the undisputed lesser or liquidated amount of such claim, without prejudice to the indemnified party's claim for the difference. In addition to the amounts recoverable by the indemnified party from the indemnifying party pursuant to this Article VI, the indemnified party shall also be entitled to recover from indemnifying party interest on such amounts at the rate of 10% per annum from, and including, the 21st day after such notice of an indemnification claim is given, but not including the date such recovery is actually made by the indemnified party.

     6.4. Survival. All representations, warranties, covenants and agreements contained in this Agreement and the Ancillary Documents shall survive the Closing and shall be deemed to have been relied upon and shall not be affected in any respect by the Closing, any investigation conducted by any party or by any information which any party may receive. Notwithstanding the foregoing provision, the representations and warranties contained in this Agreement (other than Sections 2.9(taxes) and 2.14(title)(as to title only) and 2.15 (environmental)) and Ancillary Documents shall terminate one year after the Effective Time; the representations and warranties contained in Sections 2.9 (taxes) shall survive until the expiration of the applicable statute of limitations; the representations and warranties contained in Sections 2.15 (environmental) shall survive for a period of three years after the Closing Date.; and the representations and warranties in Section 2.14(title)(as to title only) shall survive without limitation as to time.

                          ARTICLE VII.

                   TERMINATION AND AMENDMENT

     7.1. Termination. At any time before the Closing, this Agreement may be terminated (a) by mutual written consent of the parties; (b) by either Andrew or Miller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach of any of the representations or warranties or any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach is not cured within 15 days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to September 30, 1999; or (c) by Andrew or Miller, if the Closing shall not occur on or before September 30, 1999, unless the failure of the Closing to occur by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement, which action or fail ure to act constitutes a breach of this Agreement.

     7.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no further force or effect, and no party (or any of its affiliates, directors, officers, agents or representatives) shall have any liability or obligation hereunder (except for any liability of any party then in breach); provided, however, that the provisions of Sections 8.2 (notice) and 8.6 (expenses) shall survive any such termination.

                         ARTICLE VIII.

                         MISCELLANEOUS

     8.1. Assignment; No Third Parties. Neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. This Agreement and the Ancillary Documents (including the disclosure schedules, exhibits, documents and instruments referred to herein) are not intended to confer upon any person or entity other than the parties any rights or remedies hereunder.

     8.2. Notices. All notices, requests, demands and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received, if personally delivered; when transmitted, if transmitted, by telecopy; the next business day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

     If to Miller,
     addressed to:            Miller Building Systems, Inc.
                              58120 C.R. 3 South
                              P.O. Box 1283/46515
                              Elkhart, Indiana 46517
                              Attention:  Edward Craig
                              Fax No.:  219-295-2232

     With a copy to:          Much Shelist Freed Denenberg Ament &
                              Rubenstein, P.C.
                              200 North LaSalle Street, Suite 2100
                              Chicago, Illinois 60601
                              Attention:  Jeffrey Rubenstein
                              Fax No.:  312-621-1750

     If to any Andrew,
     addressed to:            Andrew Corporation
                              10500 West 153rd Street
                              Orland Park, Illinois  60462
                              Attention:  General Attorney, Legal Department
                              Fax No.:  708-873-2571

     With a copy to:          Gardner, Carton & Douglas
                              321 North Clark Street
                              Suite 3400
                              Chicago, Illinois  60610
                              Attention:  Dewey B. Crawford
                              Fax No:  312-644-3381

or to such other place and with such other copy as either party may designate as to itself by written notice to the others, which notice shall be effective only upon receipt.

     8.3. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Illinois (without reference to the choice of law provisions).

     8.4. Entire Agreement; Amendments and Waivers. This Agreement and the Ancillary Documents, together with all exhibits and schedules hereto and thereto, constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     8.5. Counterparts; Facsimile. This Agreement may be executed and delivered in counterparts, all of which shall be considered one and the same agreement. This Agreement may be executed and delivered by facsimile transmission, and a facsimile of this Agreement or of a signature of a party thereto shall be as effective as an original.

     8.6. Expenses. Except as set forth in Article VI, and regardless of whether the Closing shall occur, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     8.7. Invalidity. In the event that any one or more of the provisions contained in this Agreement or the Ancillary Documents for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or Ancillary Documents.

     8.8. Publicity. Except as otherwise required by applicable law or the rules of The Nasdaq Stock Market, Inc., National Market, neither Miller nor Andrew shall, or shall permit any of their respective affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld.

     8.9. Knowledge. As used in this Agreement, "knowledge" or "awareness" of any entity means the actual knowledge or awareness of such entity's officers.

     8.10. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement and the Ancillary Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement and Ancillary Documents shall be construed as if drafted jointly by the parties and no presumptions or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or the Ancillary Documents. Any reference to any federal, state, county, local or foreign law or statute shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     8.11. Interpretation. When a reference is made in this Agreement to sections, schedules or exhibits, such reference shall be to a section of or schedule or exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement or the Ancillary Documents shall be construed to require Andrew or Miller or any of their respective affiliates to take any action which would violate any applicable law, rule or regulation.

     8.12. Cumulative Remedies. All rights and remedies of either party are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     8.13. Confidentiality. For a period of two years after the date of this Agreement, Miller and Andrew shall maintain in confidence, and shall cause their respective directors, officers, employees, agents and advisors to maintain in confidence, any confidential or proprietary information obtained from the other party in connection with this Agreement unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required pursuant to the terms of this Agreement or (c) the furnishing or use of such information is necessary or appropriate in connection with any law, regulation or legal proceedings. If the transactions contemplated by this Agreement are not consummated, each party will return or destroy any such information as the other party may request.

                    [SIGNATURE PAGE FOLLOWS]

               [THE NEXT PAGE IS PAGE NUMBER 26]

     IN WITNESS WHEREOF, Andrew, Miller and MBSK have caused this ASSET PURCHASE AGREEMENT to be duly executed as of the date first above written.


ANDREW CORPORATION                  MILLER BUILDING SYSTEMS, INC.


By:  \Thomas E. Charlton            By:  \Thomas J. Martini
Name:  Thomas E. Charlton           Name:  Thomas J. Martini
Title: Group President              Title: Secretary/Treasurer





                                    MILLER BUILDING SYSTEMS OF KANSAS, INC.


                                    By:  \Thomas J. Martini
                                    Name:  Thomas J. Martini
                                    Title: Secretary/Treasurer



                       Allocation Schedule
                    [Intentionally Omitted]




                          Schedule 4.5
                Monthly Expenses to be Pro Rated



     1.  Electricity
     2.  Water
     3.  Gas
     4.  Telephone
     5.  Garbage disposal
     6.  Cleaning Service
     7.  Revised Burlington Lease Rental
     8.  Health Insurance Claims, Premiums and Fees
     9.  Payroll Taxes



                           Schedule 1.3

                       Assumed Contracts

     1. Equipment Lease Agreement dated November 27, 1996 between Miller and GE Capital.

     2. Smart Business Lease dated December 28, 1996 between Miller and Pitney Bowes Credit.

     3.  Contract dated August 1, 1999 between Miller and Jem LP Gas.




                         Schedule 2.13

                             ERISA

     1.  401(k) plan

     2.  Medical insurance

     3.  Life insurance

     4.  Long-term disability



                         Schedule 2.14

                          Fixed Assets

                      [See Attached List]




                        Schedule 2.18   B

           Form of Burlington Purchase Option Lease


                        LEASE AGREEMENT


     This Lease Agreement ("Lease") is entered into on this __16th__ day of August, 1999, between, Board of County Commissioners of Coffey County, Kansas (County) and Miller Building Systems of Kansas, Inc. (Miller), of Elkhart, Indiana. In consideration of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

     1. Lease of Property. Miller wishes to lease, and County desires to lease a certain tract of real property, referred to hereinafter as "Property" and more fully described in the legal description set forth in Exhibit A attached hereto and incorporated herein by reference.

     2. Representations and Covenants by County. County makes the following representations and covenants as the basis for the undertaking of its part of the Lease contained herein:

          A.   That Coffey County is a county governmental unit
               existing under and pursuant to the laws and constitution
               of the State of Kansas.   Under the statutes of the State
               of Kansas, County has the power to enter into and perform the transactions contemplated by this Lease and to carry out its obligations hereunder.

          B. That County has fee simple title to the Property subject only to easements and restrictions of record and apparent, none of which will interfere with or prevent Miller's use of the property as a manufacturing facility.

          C. County has not, in whole or in part, assigned, leased, hypothecated or otherwise created any other interest in,
               or disposed of, or caused or permitted any lien,   claim,
               or encumbrance to be placed against the property leased hereunder, except for and subject to the Lease as set forth in this instant document and that certain lease with Miller dated the _____day of August, 1999.

          D. Except as otherwise provided herein, County will not during the basic term of this Lease, in whole or in part, assign, lease, hypothecate or otherwise create any other interest in, or dispose of, or cause or permit any lien, claim or encumbrance to be placed against the Property leased herein.

          E. County has duly authorized the execution of this Lease pursuant to a formal action of the Board of County
               Commissioners, Coffey County, Kansas.

     3. Representations and Covenants by Miller. Miller makes the following representations and covenants as the basis for undertaking its part of the Lease contained herein.

          A. Miller is a duly qualified and existing corporation under the laws of the State of Kansas and will be duly authorized and qualified to do business in the State of Kansas prior to the commencement date of this Lease, with lawful power and authority to enter into this Lease, acting by and through its duly authorized officers and has received its authority by its Board of Directors and officers to authorize Edward Craig, President, to sign this Lease.

          B.   Miller shall:

               (1)  maintain and preserve its existence and
                  organization as a corporation and its authority to do business in the State of Kansas; and

               (2)  not initiate any proceedings of any kind
                  whatsoever to dissolve or liquidate without first securing the prior written consent of County and making provision for the payment in full of the basic rent and to comply with all other obligations for this Lease as they apply.

          C. Neither the execution or delivery of this Lease, the consummation of the transaction contemplated herein, nor the fulfillment of or compliance with the terms and conditions of this Lease contravenes any provisions of Miller's Articles of Incorporations or Bylaws, nor does anything contained herein conflict with or result in a breach of the terms, conditions or provisions of any mortgage, debt, agreement, indenture, or instrument to which Miller is a party or by which Miller is bound, or to
               which Miller or any of the properties   of Miller is
               subject, or would constitute a default (without regard to any required notice or the passage of any period of time) under any of the following, or would result in a creation or imposition of any lien, charge or encumbrance, whatsoever, upon any of the property or assets of Miller under the terms of any mortgage, debt, agreement, indenture or instrument, or violate any existing law, administrative regulation or court order including consent decrees to which Miller is subject.

          D. This Lease constitutes a valid and legal binding obligation on Miller enforceable in accordance with its terms.

          E. That Miller has obtained or will obtain if it becomes necessary in the future, any and all permits, authorizations, licenses and franchises to enable Miller to operate and utilize the property for the purposes for which the property is being leased to Miller under the terms of this Lease and that Miller will operate in accordance with all local, state and federal laws to insure compliance with any licensing, permit, authorization or franchise requirement.

     4. Term. The initial term of this Lease shall be five (5) years commencing on the effective date and ending five (5) year from the date of the lease. As used herein the expression "term hereof" refers to this initial term.

     5. Basic Rent. County reserves and Miller agrees to pay in the manner herein after specified to County without demand, the rent on the property in the amount of $100,000 the term of this Lease. The payments shall be made at the rate of Two Thousand Five Hundred and 00/100 Dollars ($2500.00) per month for sixty (60) months. Rent shall be paid to County in advance on the first day of the month in which the rent shall become due without deduction or offset at a place or places as may be designated from time to time by County. In the event that Miller should fail to make a payment by the fifteenth of any given month, interest shall attach to the given monthly payment at the rate of 1.5 percent (1.5%) per month or eighteen percent (18%) per annum. Additionally, as allowed by law, County reserves the right to advance all payments, including balloon payments, due in the event that Miller should fail or refuse to make payment under the terms of this Lease within thirty (30) days after a given payment is due. Further, County reserves the right to waive any one payment, without being subject to or stopped from enforcing these remedies should a future monthly payment be delayed for more than thirty (30) days. In other words, if County does not instigate advancement and liquidation of this Lease in a month in which Miller is more than thirty (30) days late, this does not preclude County from asserting the same rights as to a future month. This right to advance payments should Miller be more than Thirty (30) days late shall not be implicitly waived by the County, unless both parties agree to a waiver of this provision in writing. This paragraph shall be governed by sections 27 and 28 of this Lease.

     6. Building Purchase. During the term hereof, Miller shall have the option to purchase the Property (the "Option"). This purchase Option will be contingent upon the County complying with Kansas law for such a purchase, including K.S.A. 19-211. Upon successful completion of the requirements of Kansas law and K.S.A. 19-211, (the "Statutory Requirements") and if Miller is the successful bidder, Miller shall have the option to pay the County the sum of One Hundred Seventy-Five Thousand an 00/100 Dollars ($175,000.00) hereinafter referred to as the Balloon Payment and accept ownership of the Property. If Miller tenders the Balloon Payment, County shall deed the property to Miller in Fee Simple by Warranty Deed subject only to easements and restrictions of record as of the date hereof and free and clear of all liens and encumbrances (except as caused or permitted by Miller). Provided Miller declines to take ownership of the property, any subsequent lease between the parties shall be at fair market value rate. The Balloon Payment shall be reduced by Full-Time Employee Reduction (FTE) in accordance with a yearly FTE schedule as shown herein. The Balloon Payment shall be divided into five (5) parts of $35,000.00 for each year, however, payment will be due only at the conclusion of the initial term. For each given year, the payment due shall be reduced as provided herein. In other words, for each year that the FTE is met in full, a $35,000.00 reduction shall be made to the Balloon Payment. If the entire FTE number is not met such representative portion of the Balloon Payment for that given year shall be reduced by the applicable percentage. The FTE reductions shall be computed by taking the total number of hours worked (includes paid holiday, vacation, personal days and sick days) at the property by employees of Miller during the preceding twelve months and dividing by two thousand eight (2,080). The FTE shall be computed on the anniversary date of this Lease being executed and binding in accordance with the Statutory Requirements (the "Effective Date"), and computed for the preceding twelve months. Miller shall submit to County a certified statement of employment not more than thirty days after the anniversary date of the Effective Date of this Lease. The statement shall be provided to County by Miller and shall be certified by an independent accounting firm authorized to make such certification for Miller in accordance with the Generally Accepted Rules of Accounting to the extent they apply. The FTE shall be as follows:

Reduction            100%     90%     80%     70%     60%

Year Concluding      FTE      FTE     FTE     FTE     FTE
1st year             14      12-13   10-11    8-9     6-7
2nd year             30      26-29   22-25   17-21   14-16
3rd year             50      44-49   37-43   29-36   23-28
4th-5th years        60      52-59   44-51   34-43   28-33


     7. Uses Prohibited. Miller shall not use, or permit the leased premises, or any part thereof, to be used, for any purpose or purposes other than those allowed by the laws of Coffey County, the State of Kansas, the Environmental Protection Agency, or the United States of America and no use shall be made or permitted to be made of the leased premises, or acts done, which will cause the cancellation of any insurance policy covering the building located on the premises, or any part thereof, or any other portion of the leased premises, any act which may be prohibited by the applicable fire insurance policies or other terms of insurance hereon. Miller shall, at its sole cost, comply with all requirements, pertaining to the leased premises, of any insurance organization or company, necessary for the maintenance of insurance, as herein provided, covering any building or appurtenances at any time located on the leased premises. Miller shall prevent any activity which produces substantial hazardous waste, emissions or odors in violation of the rules and regulations of the Environmental Protection Agency and any other local, state, or federal law and hold County harmless and indemnify County for any violation of such rules, regulations or laws.

     8. Uses Permitted. Miller shall use this facility for themanufacture and shipping of prefabricated buildings and uses associated therewith. Other uses may be agreed to by the parties, in writing signed by both parties, and the County's consent thereto will not be unreasonably withheld.

     9. General Accident and Liability Insurance. Miller shall, at all times after acceptance of possession of the leased premises under the terms and conditions as contained herein, and at all times during the term of the Lease thereafter, at Miller's sole expense, keep all improvements which are now or hereafter a part of the premises insured against loss or damage by fire and the extended coverage hazards for one hundred percent (100%) of the full replacement value of such improvements as established by yearly review with a company authorized to do business and authorized to sell insurance in the State of Kansas, with loss payable to County and Miller as their interests may appear. Any loss adjustment shall require the written consent of both County and Miller. The cost of full replacement will be reviewed annually by the parties hereto.

     10. Personal Injury Liability Insurance. Miller shall maintain in effect throughout the term of this Lease personal injury liability insurance covering the leased premises and its appurtenances, sidewalks and parking lot thereon in an amount not less than the maximum liability of a governmental entity for claims arising out of a single occurrence as provided by the Kansas Tort Claims Act or other supplemental laws; which policy shall provide that such insurance may not be canceled by the issuer thereof without at least thirty (30) days advance written notice to Miller and County. Such insurance shall be maintained throughout the life of this Lease and will be obtained through a company authorized to do business in the State of Kansas.

     11. County's Right to Pay Premiums On Behalf of Miller. All of the policies of insurance referred to in this section shall be written in form satisfactory to County. Miller shall pay all of the premiums therefore during the term of this Lease and deliver such policies, or certificates thereof, to County, and in the event of the failure of Miller, either to effect such insurance in the names herein called for or to pay the premiums therefore, or to deliver such policies, or certificates thereof, to County, said action shall be a default of this Lease and County shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefore, which premiums shall be repayable to County with the next installment of rent and/or County may proceed with all available remedies under the default provisions herein.

     12. Cost of Insurance Deemed Additional Rent. The cost of insurance required to be carried by Miller in this section shall be deemed to be additional rent hereunder. Each insurer mentioned in this section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to County, that it will give to County thirty (30) days written notice before the policy or policies in question shall be altered or
canceled.   County agrees it will not unreasonably withhold its approval as to the form or to the insurance companies selected by Miller.

     13. Taxes and Assessments. The parties agree that the Property has been and will continue to be deemed to be exempt from state, county and/or municipal real property taxes by the Board of Tax Appeals of the State of Kansas. County agrees to take reasonable action to ensure that the property remains exempt during the term of this Lease. If the Property shall nevertheless become subject to real property taxes, then Miller shall, during the life of this Lease, bear, pay and discharge, before the delinquency thereof, any and all taxes and assessments. In the event any taxes and assessments may be lawfully paid in installments, Miller shall be required to pay only such installment thereof as becomes due and payable during the life of this Lease, as and when the same becomes due and payable. County covenants that without Miller's written consent it will not, unless required by law, take any action which may reasonably be construed as tending to cause or induce the levying of any tax or assessment (other than special assessments levied on account of special benefits or other taxes or assessments for benefits or service uniformly imposed) which Miller would be required to pay under this section and that should any such tax or assessment be threatened or occur, County shall, at Miller's request, fully cooperate with Miller in all reasonable ways to prevent any such tax or assessment. In the event that either the Federal government or the State of Kansas determines that the demised Property is not exempt from taxation by the tax guidelines of either agency, because the leased property is not meeting requirements for non-taxability then and in that event, all tax assessments shall be the sole and separate liability of Miller upon possession by Miller as set forth herein.

     14. Receipted Statements. Unless Miller exercises its right to contest any tax or assessment in accordance with the following paragraph hereof, Miller shall deliver to County a photostatic or other suitable copy of the statement issued therefore duly receipted to show the payment of taxes within thirty (30) days after the last date for payment.

     15. Contesting Taxes and Assessments. If Miller shall in good faith desire to contest the validity or amount of any tax, assessment, levy, or other governmental charge herein agreed to be paid by Miller, Miller shall be permitted to do so in accordance with established legal procedures. Miller shall give County fifteen (15) days written notice of its intent to contest the charge prior to its delinquency date and post a surety bond covering any such tax levy or assessment of damage arising therefrom prior to the delinquency date.

     16. Quiet Enjoyment and Possession. So long as Miller shall not be in default under the terms of this Lease, Miller shall and may peaceably and quietly have, hold, and enjoy the leased premises. County shall deliver all systems, equipment, fixtures, structural components, the roof and foundation to Miller in good operating condition, ordinary wear and tear excepted.

     17. County's Right of Entry. County, its agents and employees shall have the right to enter into and upon the leased premises as is necessaryat reasonable times and upon reasonable notice for the purpose of inspecting the premises. County's right of entry on the premises shall be subject to maintaining any confidentiality requirement that Miller may reasonably request of County.

     18. Alteration of Leased Premises. Miller shall have and is hereby given the right, at its sole cost and expense, to make such additions, improvements, changes and alterations in and to any part of the leased premises as Miller from time to time may deem necessary or advisable; provided, however, Miller shall not make any major addition, improvement, change or alteration which will adversely affect the intended use of or the structural strength to any part of the leased premises. All such major changes, alterations, improvements and additions shall require the prior written consent of the County. County shall not unreasonably withhold such consent. All additions, improvements, changes and alterations made by Miller pursuant to the authority of this section shall
(a) be made in a workmanlike manner and in strict compliance with all laws and ordinances applicable thereto, (b) when commenced, be prosecuted to completion with due diligence, and (c) when completed, shall deemed a part of the leased premises; provided, however, that additions of machinery, equipment and/or personal property of Miller, shall remain the separate property of Miller and may be removed by Miller prior to expiration of the term of this Lease; provided further, however, that all such additional machinery, equipment and/or personal property which remain on the leased premises after the termination of this Lease for any cause other than the purchase of the premises pursuant to Section 6 hereof, shall if not removed within thirty (30) days after request by County, upon and in the event of such termination, become the separate and absolute property of County.

     19. County Purchase of Scales/Heating Modification Loan. County will purchase or provide proof of purchase of certifiable scales for the Property. Miller is responsible for the installation and maintenance of the scales. Once installed, the scales shall be deemed a fixture of the Property, and shall not be removed by Miller unless and until Miller becomes the owner of the Property or Miller and County agree in writing to the disposal or removal of the scales. Further, upon Miller's request, County will make a loan to Miller from County's Revolving Loan Fund in an amount net to exceed Seventy-Five Thousand Dollars ($75,000) for heating conversion, should Miller determine that a modification in the heating system in the facility should be necessary. In no event should the County make a loan to Miller for an amount in excess of the cost of the heating conversion. This loan shall have a term of not more than five (5) years, and an interest rate of not more than 7.5 percent (7.5%). Miller shall repay County in monthly installments beginning the first day of the month after any payments are made to Miller under the terms of the loan. Miller may request this loan within the first five (5) years of this Lease. Miller shall provide corporate guarantees on the loan. At the time that Miller requests such loan, documentation shall be prepared and executed by the parties evidencing the loan in more complete terms as fully set out at the time of the loan.

     20. Maintenance of Improvements. Miller shall, throughout the term of this Lease, at its own cost, and without any expense to County, keep and maintain the leased premises, including all buildings and improvements of every kind or nature including equipment which may be a part thereof, and all appurtenances in good sanitary and neat order, condition and repair. Miller is expressly prohibited from selling, mortgaging, encumbering, hypothecating or disposing of this Property in any way except as authorized by County and except in the ordinary course of business. Miller may sell or otherwise dispose of such Property when obsolete, worn out, inadequate, unserviceable or unnecessary in the operation of the Property, and Miller may replace such Property with other property at least equal in value to that disposed of. County shall not be obligated to make any repairs, replacements, or renewals of any kind, nature or description, whatsoever to the leased premises, including buildings or equipment. Miller shall also comply with and abide by all federal, state, county, municipal, and other governmental statutes, ordinances, laws and regulations affecting the leased premises, the improvements thereon, or any activity or condition on or in such premises. County shall have the right to repair and maintain the improvements and in the event of failure to do so by Miller, reasonable wear and tear excepted, and all charges for repair and maintenance shall be chargeable to Miller and be promptly paid by Miller to County upon submission or verification of such repair or maintenance charges, and all such charges shall be deemed additional rent payable without regard to any other provisions or requirements herein, on the part of Miller. Miller may not dispose of, sell, encumber or remove any of the improvements attached to the building or that reasonably becomes a fixture without written approval of County. It is understood that due to normal and reasonable wear and tear on the improvements or fixtures, said improvements and fixtures may wear out and the cost of repair of refurbishing will exceed the cost of replacing the improvement or fixture, and in that event, if not replaced with an improvement or a fixture of equal or greater value, then Miller will provide a notice of said intent to dispose of worn out or unrepairable improvements or fixtures to County and only upon written consent by County, may said property be disposed of or removed.

     21. Damage to and Destruction of Improvements. The damage, destruction, or partial destruction of any building or other improvements or fixtures which are part of the premises shall not release Miller from any obligation hereunder, and in case of damage to or destruction of any such building, improvement or fixtures, Miller shall, at its own expense, promptly repair and restore the same to a condition as good or better than that which existed prior to such damage or destruction. Without limiting such obligations of Miller, it is agreed that the proceeds of any insurance covering such damage or destruction shall be made available to Miller for such repair or replacement. Miller shall have the right to purchase business interruption insurance to insure itself against loss due to substantial damage or destruction of the demised premises. The parties shall mutually cooperate on adjusting any loss or damage on the demised premises with the insurance carrier. All costs in excess of insurance proceeds necessary to restore the premises to good or better condition than existed at the time of such damage or destruction, shall be borne by Miller. All building plans for restoration shall be by mutual agreement of the parties hereto.

     22. Utilities. Miller shall fully and promptly pay for all water, gas, heat, light, power, telephone service, and other public utilities of every kind furnished to the leased premises throughout the term hereof, and all other costs and expenses of every kind whatsoever of or in connection with the use, operation and maintenance of the premises including deposits, and all activities conducted thereon, and County shall have no responsibility of any kind for any portion thereof. All future expansion, alteration or change of utility services shall be at expense of Miller.

     23. Mechanic's Liens. Miller shall keep all of the leased premises and every part thereof and all buildings and other improvements at any time located thereon free and clear of any and all mechanic's or other similar lien. Whenever and so often as any mechanic's or other similar lien is filed against the leased premises, or any part thereof, Miller shall discharge the same of record within thirty (30) days after the date of filing. Notice is hereby given that County does not authorize or consent to and shall not be liable for any labor or materials furnished to Miller or anyone claiming by, through or under Miller, upon credit, and that no mechanic's or other similar lien for any such labor, services or materials shall attach to or take effect through reversionary or other estate of County in and to the leased premises, or any part thereof. Miller shall give County written notice no less than thirty (30) days in advance of the commencement of any construction, alteration, addition, improvement, or repair estimated to cost in excess of Thirty Thousand Dollars ($30,000) in order that County may post appropriate notices of County's non-responsibility. County shall have the right but will not be required to pay any uncontested liens and charge all payments so made to Miller, to be paid in the next monthly rental payment due from Miller.

     24. Contesting Liens. Miller, notwithstanding the above, shall have the right to contest any such mechanic's or other similar lien if within thirty (30) days of filing, it (i) notifies County in writing of its intention to do so, and if requested by County, deposits with County a surety bond issued by a surety company acceptable to County as surety, in favor of County or cash, in the amount of lien claimed so contested, indemnifying and protecting County from and against any liability, loss, damage, cost and expense of whatever kind of nature growing out of or in any way connected with said asserted lien and the contest thereof, and (ii) diligently prosecutes such contest, at all times effectively staying or preventing any official or judicial sale of the premises or any part thereof or interest therein under execution or otherwise, and (iii) promptly pays or otherwise satisfies any judgment adjudging or enforcing such contested lien claim and thereafter promptly procures record release or satisfaction thereof.

     25. Indemnification. Miller shall and hereby covenants and agrees to indemnify, protect, defend and save County harmless from and against any and all claims, demands, litigation and liability of any nature, costs, including reasonable attorneys' fees and discovery expense arising from damage or injury, factual or claimed, of whatsoever kind of character, to property or persons, occurring in, on or about the premises during the term hereof, and upon timely written notice from County, Miller shall defend County in any action or proceeding brought thereon; provided, however, that nothing contained in this section shall be construed as requiring Miller to indemnify County for any claim resulting from any act or omission of County, County's agents or employees.

     26. Default by Involuntary Assignment. Neither this Lease nor the leasehold estate of Miller nor any interest of Miller hereunder in the leased premises or in the building or improvements or equipment therein shall be subject to involuntary assignment, transfer, or sale, or to assignment, transfer, or sale by operation of law in any manner whatsoever and any such attempt at involuntary assignment, transfer, or sale without the consent of County shall be void and of no effect, such consent will not be unreasonably withheld.

     27. Actions Constituting Default. The following shall be considered a substantial or material breach of the terms and conditions of this Lease and constitute a default and entitle County to elect and pursue all remedies pursuant to sections 29 through 32 of this Lease.

     A.   Voluntary bankruptcy.
     B. Failure to name Miller Building Systems of Kansas, Inc., as a qualified and existing corporation under the laws of the State of Kansas or under the ownership of its heirs and assigns.
     C. Non-payment of rent pursuant to this Agreement within fifteen (15) days of the date due.
     D.   Failure to maintain accident and liability insurance.
     E.   Failure to maintain fire and casualty insurance.
     F.   Failure to maintain personal injury liability insurance.
     G.   Failure to pay taxes and assessments.

     28. Other Actions Constituting Default. Any breach of the following terms or conditions shall constitute a non-material default and upon non-compliance by Miller after notice pursuant to section 33 by County, County shall have the right to pursue all remedies pursuant to sections 29 through 32 of this Lease. Non-material breach conditions are as follows:

     A.   Any breach of any term or condition of this Lease.
     B.   Duty to maintain and repair demised properly as provided in Section
          20.
     C. Failure to allow access to County at reasonable times and places pursuant to section 17 of this Lease.
     D.   Engaging in a prohibited use pursuant to section 7 of this Lease.
     E.   Failure to secure County's consent to changes.
     F.   Failure to pay utility bills.
     G.   Failure to pay mechanic liens pursuant to section 23 and 24.
     H. Attempting to sublet demised premises without consent of County, which consent shall not be unreasonably withheld.
     I. Any attempted assignment of leased premises without express written consent of County, which consent shall not be unreasonably withheld.
     J. The failure to discharge or pay any mechanic or artisan lien within thirty (30) days of the filing thereof, pursuant to section 23 and 24.

     29.  Remedies on Default.    Whenever any substantial or material event of
default shall have happened or be continuing, County may take any one or more of the following remedial actions.

     A.        Give Miller written notice of intention
               to terminate this Lease on the date
               specified therein, which date shall not
               be earlier than thirty (30) days after
               such notice is given, and, if all defaults have not then been cured on the date so specified(except that this thirty (30) day period shall be extended for a reasonable period of time if the alleged default is not reasonably capable of cure within said thirty
               (30) day period), Miller's right to
               possession of the leased premises
               shall cease, and this Lease shall
               thereupon be terminated and County
               shall reenter and take possession of
               the premises and all personalty
               therein.  County shall be entitled to
               immediate possession after Miller
               has failed to cure such default within
               the period herein provided, without
               the necessity to resort to legal
               process.

     B.        Whenever any non-material event of
               default shall have happened or be
               continuing, County shall give Miller
               written notice of intention to
               terminate this Lease on the date
               specified (except that this sixty (60)
               day period shall be extended for a
               reasonable period of time if the
               alleged default is not reasonably
               capable of cure within said sixty (60)
               day period) therein, which date shall
               not be earlier than sixty (60) days
               after such notice is given, and, if all
               defaults have not been cured on the
               date so specified, Miller's right to
               possession of the leased premises
               shall cease, and this Lease shall
               thereupon be terminated, and
               County shall re-enter and take
               possession of the premises and all
               personalty therein. Any costs for
               repair of equipment necessitated by
               other than reasonable wear shall be
               chargeable to Miller and shall be in
               addition to the liquidated damages
               as set forth herein.

     30.  No Remedy Exclusive. No remedy herein conferred upon or reserved to County is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or in statute. No delay or omission to exercise any right or power accruing upon any event of default shall impair any such right or power, or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed to be expedient. In order to entitle County to exercise any remedy referred to in sections 29 through 32, it shall not be necessary to give any notice, other than notice required herein. Any cost of litigation necessitated under this Lease including reasonable attorney fees shall be at the expense of Miller and shall be the responsibility of Miller. This provision shall not apply if the litigation is caused by the action of County, unless said action is for default against
Miller.   Conversely, Miller shall be entitled to any cost of litigation necessitated if County should violate the provisions of this Lease including but not limited to reasonable attorney fees.

     31. Rights and Remedies. The rights and remedies reserved by County and Miller hereunder and those provided by law shall be construed as cumulative and continuing rights. No right or remedy shall be exhausted by the exercise thereof on one or more occasions. County and Miller shall each be entitled to specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of this Lease, notwithstanding the availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity.

     32. Waiver of Breach. No waiver shall be effective unless in writing. The waiver of, or the failure to take action with respect to any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or subsequent breach of the same, or any other term, covenant, or condition herein contained. Payment or payments or performance may be accepted hereunder without in any way waiving the right to exercise any rights or remedies provided for herein or otherwise with respect to any breach which was in existence at the time such payment or payments or performance was accepted.

     33. Notice. All notice required or desired to be given hereunder shall be in writing and shall be delivered in person or mailed by registered or certified mail to:

COUNTY:       Vernon Birk
              County Clerk
              Coffey County Courthouse
              110 S. 6th
              Burlington, KS 66839

MILLER:       Edward C. Craig
              President
              Miller Building Systems of Kansas, Inc.
              P.O. Box 1283
              Elkhart, IN 46515

             Jeffrey C. Rubenstein
             Much Shelist Freed Denenberg
             Ament & Rubenstein, P.C.
             200 N. LaSalle Street, Suite 2100
             Chicago, IL 60601-1095

     All notices given by certified or registered mail as aforesaid shall be deemed duly given as of the date they are so mailed.

     34. Construction and Enforcement. This Lease shall be construed and enforced in accordance with the laws of the State of Kansas. Wherever in this Lease it is provided that either party shall or will make any payment or perform or refrain from performing any act or obligation, each such provision shall, even though not so expressed, be construed as an express covenant to make such payment or to perform, or not to perform, as the case may be, such act or obligation.

     35. Sublease. Miller agrees that it will in no way sublease, or attempt to sublease the demised premises, including equipment without the express written consent of County, such consent shall not be unreasonably withheld. The final terms and conditions of any sublease agreement must be approved of in writing by both County and Miller. In the event of any such subleasing, Miller shall remain fully liable for the performance of its duties and obligations hereunder, and no such subleasing and no dealings or transactions between County and any such sublessee shall relieve Miller of any of its duties and obligations hereunder.

     36. Voluntary Assignment. Miller agrees that it will in no way assign, or attempt to assign, the leased premises, including equipment, without the express written consent of County, which consent County shall not unreasonably withhold. In the event of any such assignment Miller shall remain fully liable for the performance of its duties and obligations hereunder.

     37. Amendments. Amendments of the term hereon, the basic rental payments, or of any and all other provisions of this Lease may be made only pursuant to the express written consent of County and Miller. The language of this contract is controlling and supersedes all oral agreements and representations of the parties hereto. All prior agreements by and between the parties hereto are hereby merged within the terms and conditions of this Lease and this Lease represents the complete agreement of the parties hereto and shall be binding upon all parties.

     38. Net Lease The parties hereto agree that this lease is intended to be a triple net lease.

     39. Invalidity of Provisions Lease. If, for any reason, any provision of this Lease shall be deemed to be invalid or unenforceable, the validity and effect of the remaining provisions hereof shall not be affected thereby.

     40. Covenants Binding on Successors end Assigns. The covenants, agreements and conditions herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, devisees, heirs, legatees, and beneficiaries.

     41. Section Captions. The section captions appearing with the section numbered designations of this Lease are for convenience purposes only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

     42. Filing of Lease Memo. The parties hereto agree that a Memorandum of this Lease will be filed with the Register of Deeds of Coffey County, Kansas.

     43. Termination. Any lease of the property in existence with Miller upon the delivery, by the County, of an executed, binding lease with the Option in accordance with the statutory requirements shall be deemed terminated when and if Miller exercises the option herein and Miller or its permitted assignees
has a binding legal interest in said property.   Lease may be terminated by
Miller when and if Miller exercises its option to purchase herein and said purchase is completed.

     IN WITNESS WHEREOF, the parties have executed this Lease on the date first above written.


BOARD OF COUNTY COMMISSIONERS           MILLER BUILDING SYSTEMS OF KANSAS, INC.
COFFEY COUNTY, KANSAS



By: \Timothy A. Sipe                    BY: \Edward C. Craig  PRES




ATTEST: \Vernon Birks




APPROVED: \Larry J. Hendricks









                        Schedule 2.18   A

                    Revised Burlington Lease


                        LEASE AGREEMENT


     This Lease Agreement ("Lease") is entered into on this __6th__ day of August, 1999, between, Board of County Commissioners of Coffey County, Kansas (County) and Miller Building Systems of Kansas, Inc. (Miller), of Elkhart, Indiana.

                             RECITALS

     The parties recite and declare:

     A. County and Miller entered into that certain Lease Agreement dated August 12, 1996, amended December 30, 1996 ("Original Lease") whereby Miller leased from the County the Property (defined in Section 1. below).

     B. The County in the Original Lease represented and covenanted that under the statutes of the State of Kansas, it had the power to enter into and perform the transactions contemplated by the Original Lease and to carry out its obligations under that Original Lease.

     C. The County has determined that K.S.A. 19-211 does not allow the County to comply with all of the terms of the Original Lease including Paragraph 6.

     D. The parties desire to terminate the Original Lease except for Paragraph 2.A., and 30 through 32 which survive and the rights with respect to Paragraph 6 and enter into this new Lease. It is understood that Miller by entering into the new Lease does not waive any legal rights it might have had in Paragraph 2.A., 6, and 30 - 32 of the Original Lease and specifically reserves those rights herein.

     NOW THEREFORE in consideration of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

     1. Lease of Property. Miller wishes to lease, and County desires to lease a certain tract of real property, referred to hereinafter as "Property" and more fully described in the legal description set forth in Exhibit A attached hereto and incorporated herein by reference.

     2. Representations and Covenants by County. County makes the following representations and covenants as the basis for the undertaking of its part of the Lease contained herein:

          A. That Coffey County is a county governmental unit existing under and pursuant to the laws and constitution of the State of Kansas. Under the statutes of the State of Kansas, County has the power to enter into and perform the transactions contemplated by this Lease and to carry out its obligations hereunder.

          B. That County has fee simple title to the Property subject only to easements and restrictions of record and apparent, none of which will interfere with or prevent Miller's use of the property as a manufacturing facility.

          C. County has not, in whole or in part, assigned, leased, hypothecated or otherwise created any other interest in, or disposed of, or caused or permitted any lien, claim, or encumbrance to be placed against the property leased hereunder, except for and subject to the Lease as set forth in this instant document.

          D. Except as otherwise provided herein, County will not during the basic term of this Lease, in whole or in part, assign, lease, hypothecate or otherwise create any other interest in, or dispose of, or cause or permit any lien, claim or encumbrance to be placed against the Property leased herein.

          E. County has duly authorized the execution of this Lease pursuant to a formal action of the Board of County Commissioners, Coffey County, Kansas.

     3. Representations and Covenants by Miller. Miller makes the following representations and covenants as the basis for undertaking its part of the Lease contained herein.

          A. Miller is a duly qualified and existing corporation under the laws of the State of Kansas and will be duly authorized and qualified to do business in the State of Kansas prior to the commencement date of this Lease, with lawful power and authority to enter into this Lease, acting by and through its duly authorized officers and has received its authority by its Board of Directors and officers to authorize Edward Craig, President, to sign this Lease.

          B.   Miller shall:

               (1) maintain and preserve its existence and organization as a corporation and its authority to do business in the State of Kansas; and

               (2) not initiate any proceedings of any kind whatsoever to dissolve or liquidate without first securing the prior written consent of County and making provision for the payment in full of the basic rent and to comply with all other obligations for this Lease as they apply.

          C. Neither the execution or delivery of this Lease, the consummation of the transaction contemplated herein, nor the fulfillment of or compliance with the terms and conditions of this Lease contravenes any provisions of Miller's Articles of Incorporations or Bylaws, nor does anything contained herein conflict with or result in a breach of the terms, conditions or provisions of any mortgage, debt, agreement, indenture, or instrument to which Miller is a party or by which Miller is bound, or to which Miller
               or any of the properties    of Miller is subject, or would
               constitute a default (without regard to any required notice or the passage of any period of time) under any of the following, or would result in a creation or imposition of any lien, charge or encumbrance, whatsoever, upon any of the property or assets of Miller under the terms of any mortgage, debt, agreement, indenture or instrument, or violate any existing law, administrative regulation or court order including consent decrees to which Miller is subject.

          D. This Lease constitutes a valid and legal binding obligation on Miller enforceable in accordance with its terms.

          E. That Miller has obtained or will obtain if it becomes necessary in the future, any and all permits, authorizations, licenses and franchises to enable Miller to operate and utilize the property for the purposes for which the property is being leased to Miller under the terms of this Lease and that Miller will operate in accordance with all local, state and federal laws to insure compliance with any licensing, permit, authorization or franchise requirement.

     4. Term. The initial term of this Lease shall be five (5) years commencing August 1, 1999 and ending July 31, 2004. As used herein the expression "term hereof" refers to this initial term and any renewal term. Miller shall have five (5) options to renew the Lease of the Property each for an additional five (5) year term if Miller is in material compliance with all the terms of the Lease and upon written notice to County of intent to renew sixty (60) days prior to the expiration of the current term.

     5. Basic Rent. County reserves and Miller agrees to pay in the manner herein after specified to County without demand, the rent on the property in the amount of $150,000 for each five (5) year term of this Lease. The payments shall be made at the rate of Two Thousand Five Hundred and 00/100 Dollars ($2500.00) per month for sixty (60) months. Rent shall be paid to County in advance on the first day of the month in which the rent shall become due without deduction or offset at a place or places as may be designated from time to time by County. In the event that Miller should fail to make a payment by the fifteenth of any given month, interest shall attach to the given monthly payment at the rate of 1.5 percent (1.5%) per month or eighteen percent (18%) per annum. Additionally, as allowed by law, County reserves the right to advance all payments, due in the event that Miller should fail or refuse to make payment under the terms of this Lease within thirty (30) days after a given payment is due. Further, County reserves the right to waive any one payment, without being subject to or stopped from enforcing these remedies should a future monthly payment be delayed for more than thirty (30) days. In other words, if County does not instigate advancement and liquidation of this Lease in a month in which Miller is more than thirty (30) days late, this does not preclude County from asserting the same rights as to a future month. This right to advance payments should Miller be more than Thirty (30) days late shall not be implicitly waived by the County, unless both parties agree to a waiver of this provision in writing. This paragraph shall be governed by sections 27 and 28 of this Lease.

     6.  Intentionally Deleted.

     7. Uses Prohibited. Miller shall not use, or permit the leased premises, or any part thereof, to be used, for any purpose or purposes other than those allowed by the laws of Coffey County, the State of Kansas, the Environmental Protection Agency, or the United States of America and no use shall be made or permitted to be made of the leased premises, or acts done, which will cause the cancellation of any insurance policy covering the building located on the premises, or any part thereof, or any other portion of the leased premises, any act which may be prohibited by the applicable fire insurance policies or other terms of insurance hereon. Miller shall, at its sole cost, comply with all requirements, pertaining to the leased premises, of any insurance organization or company, necessary for the maintenance of insurance, as herein provided, covering any building or appurtenances at any time located on the leased premises. Miller shall prevent any activity which produces substantial hazardous waste, emissions or odors in violation of the rules and regulations of the Environmental Protection Agency and any other local, state, or federal law and hold County harmless and indemnify County for any violation of such rules, regulations or laws.

     8. Uses Permitted. Miller shall use this facility for the manufacture and shipping of prefabricated buildings and uses associated therewith. Other uses may be agreed to by the parties, in writing signed by both parties, and the County's consent thereto will not be unreasonably withheld.

     9. General Accident and Liability Insurance. Miller shall, at all times after acceptance of possession of the leased premises under the terms and conditions as contained herein, and at all times during the term of the Lease thereafter, at Miller's sole expense, keep all improvements which are now or hereafter a part of the premises insured against loss or damage by fire and the extended coverage hazards for one hundred percent (100%) of the full replacement value of such improvements as established by yearly review with a company authorized to do business and authorized to sell insurance in the State of Kansas, with loss payable to County and Miller as their interests may appear. Any loss adjustment shall require the written consent of both County and Miller. The cost of full replacement will be reviewed annually by the parties hereto.

     10. Personal Injury Liability Insurance. Miller shall maintain in effect throughout the term of this Lease personal injury liability insurance covering the leased premises and its appurtenances, sidewalks and parking lot thereon in an amount not less than the maximum liability of a governmental entity for claims arising out of a single occurrence as provided by the Kansas Tort Claims Act or other supplemental laws; which policy shall provide that such insurance may not be canceled by the issuer thereof without at least thirty (30) days advance written notice to Miller and County. Such insurance shall be maintained throughout the life of this Lease and will be obtained through a company authorized to do business in the State of Kansas.

     11. County's Right to Pay Premiums On Behalf of Miller. All of the policies of insurance referred to in this section shall be written in form satisfactory to County. Miller shall pay all of the premiums therefore during the term of this Lease and deliver such policies, or certificates thereof, to County, and in the event of the failure of Miller, either to effect such insurance in the names herein called for or to pay the premiums therefore, or to deliver such policies, or certificates thereof, to County, said action shall be a default of this Lease and County shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefore, which premiums shall be repayable to County with the next installment of rent and/or County may proceed with all available remedies under the default provisions herein.

     12. Cost of Insurance Deemed Additional Rent. The cost of insurance required to be carried by Miller in this section shall be deemed to be additional rent hereunder. Each insurer mentioned in this section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to County, that it will give to County thirty (30) days written notice before the policy or policies in question shall be altered or canceled. County agrees it will not unreasonably withhold its approval as to the form or to the insurance companies selected by Miller.

     13. Taxes and Assessments. The parties agree that the Propertyhas been and will continue to be deemed to be exempt from state, county and/or municipal real property taxes by the Board of Tax Appeals of the State of Kansas. County agrees to take reasonable action to ensure that the property remains exempt during the terms of this Lease. If the Property shall nevertheless become subject to real property taxes, then Miller shall, during the life of this Lease, bear, pay and discharge, before the delinquency thereof, any and all taxes and assessments. In the event any taxes and assessments may be lawfully paid in installments, Miller shall be required to pay only such installment thereof as becomes due and payable during the life of this Lease, as and when the same becomes due and payable. County covenants that without Miller's written consent it will not, unless required by law, take any action which may reasonably be construed as tending to cause or induce the levying of any tax or assessment (other than special assessments levied on account of special benefits or other taxes or assessments for benefits or service uniformly imposed) which Miller would be required to pay under this section and that should any such tax or assessment be threatened or occur, County shall, at Miller's request, fully cooperate with Miller in all reasonable ways to prevent any such tax or assessment. In the event that either the Federal government or the State of Kansas determines that the demised Property is not exempt from taxation by the tax guidelines of either agency, because the leased property is not meeting requirements for non-taxability then and in that event, all tax assessments shall be the sole and separate liability of Miller upon possession by Miller as set forth herein.

     14. Receipted Statements. Unless Miller exercises its right to contest any tax or assessment in accordance with the following paragraph hereof, Miller shall deliver to County a photostatic or other suitable copy of the statement issued therefore duly receipted to show the payment of taxes within thirty
(30) days after the last date for payment.

     15. Contesting Taxes and Assessments. If Miller shall in good faith desire to contest the validity or amount of any tax, assessment, levy, or other governmental charge herein agreed to be paid by Miller, Miller shall be permitted to do so in accordance with established legal procedures. Miller shall give County fifteen (15) days written notice of its intent to contest the charge prior to its delinquency date and post a surety bond covering any such tax levy or assessment of damage arising therefrom prior to the delinquency date.

     16. Quiet Enjoyment and Possession. So long as Miller shall not be in default under the terms of this Lease, Miller shall and may peaceably and quietly have, hold, and enjoy the leased premises. County shall deliver all systems, equipment, fixtures, structural components, the roof and foundation to Miller in good operating condition, ordinary wear and tear excepted.

     17. County's Right of Entry. County, its agents and employees shall have the right to enter into and upon the leased premises as is necessary at reasonable times and upon reasonable notice for the purpose of inspecting the premises. County's right of entry on the premises shall be subject to maintaining any confidentiality requirement that Miller may reasonably request of County.

     18. Alteration of Leased Premises. Miller shall have and is hereby given the right, at its sole cost and expense, to make such additions, improvements, changes and alterations in and to any part of the leased premises as Miller from time to time may deem necessary or advisable; provided, however, Miller shall not make any major addition, improvement, change or alteration which will adversely affect the intended use of or the structural strength to any part of the leased premises. All such major changes, alterations, improvements and additions shall require the prior written consent of the County. County shall not unreasonably withhold such consent. All additions, improvements, changes and alterations made by Miller pursuant to the authority of this section shall (a) be made in a workmanlike manner and in strict compliance with all laws and ordinances applicable thereto, (b) when commenced, be prosecuted to completion with due diligence, and (c) when completed, shall deemed a part of the leased premises; provided, however, that additions of machinery, equipment and/or personal property of Miller, shall remain the separate property of Miller and may be removed by Miller prior to expiration of the term of this Lease; provided further, however, that all such additional machinery, equipment and/or personal property which remain on the leased premises after the termination of this Lease for any cause shall if not removed within thirty (30) days after request by County, upon and in the event of such termination, become the separate and absolute property of County.

     19. County Purchase of Scales/Heating Modification Loan. County will purchase or provide proof of purchase of certifiable scales for the Property. Miller is responsible for the installation and maintenance of the scales. Once installed, the scales shall be deemed a fixture of the Property, and shall not be removed by Miller unless and until Miller becomes the owner of the Property or Miller and County agree in writing to the disposal or removal of the scales. Further, upon Miller's request, County will make a loan to Miller from County's Revolving Loan Fund in an amount net to exceed Seventy-Five Thousand Dollars ($75,000) for heating conversion, should Miller determine that a modification in the heating system in the facility should be necessary. In no event should the County make a loan to Miller for an amount in excess of the cost of the heating conversion. This loan shall have a term of not more than five (5) years, and an interest rate of not more than 7.5 percent (7.5%). Miller shall repay County in monthly installments beginning the first day of the month after any payments are made to Miller under the terms of the loan. Miller may request this loan within the first five (5) years of this Lease. Miller shall provide corporate guarantees on the loan. At the time that Miller requests such loan, documentation shall be prepared and executed by the parties evidencing the loan in more complete terms as fully set out at the time of the loan.

     20. Maintenance of Improvements. Miller shall, throughout the term of this Lease, at its own cost, and without any expense to County, keep and maintain the leased premises, including all buildings and improvements of every kind or nature including equipment which may be a part thereof, and all appurtenances in good sanitary and neat order, condition and repair. Miller is expressly prohibited from selling, mortgaging, encumbering, hypothecating or disposing of this Property in any way except as authorized by County and except in the ordinary course of business. Miller may sell or otherwise dispose of such Property when obsolete, worn out, inadequate, unserviceable or unnecessary in the operation of the Property, and Miller may replace such Property with other property at least equal in value to that disposed of. County shall not be obligated to make any repairs, replacements, or renewals of any kind, nature or description, whatsoever to the leased premises, including buildings or equipment. Miller shall also comply with and abide by all federal, state, county, municipal, and other governmental statutes, ordinances, laws and regulations affecting the leased premises, the improvements thereon, or any activity or condition on or in such premises. County shall have the right to repair and maintain the improvements and in the event of failure to do so by Miller, reasonable wear and tear excepted, and all charges for repair and maintenance shall be chargeable to Miller and be promptly paid by Miller to County upon submission or verification of such repair or maintenance charges, and all such charges shall be deemed additional rent payable without regard to any other provisions or requirements herein, on the part of Miller. Miller may not dispose of, sell, encumber or remove any of the improvements attached to the building or that reasonably becomes a fixture without written approval of County. It is understood that due to normal and reasonable wear and tear on the improvements or fixtures, said improvements and fixtures may wear out and the cost of repair of refurbishing will exceed the cost of replacing the improvement or fixture, and in that event, if not replaced with an improvement or a fixture of equal or greater value, then Miller will provide a notice of said intent to dispose of worn out or unrepairable improvements or fixtures to County and only upon written consent by County, may said property be disposed of or removed.

     21. Damage to and Destruction of Improvements. The damage, destruction, or partial destruction of any building or other improvements or fixtures which are part of the premises shall not release Miller from any obligation hereunder, and in case of damage to or destruction of any such building, improvement or fixtures, Miller shall, at its own expense, promptly repair and restore the same to a condition as good or better than that which existed prior to such damage or destruction. Without limiting such obligations of Miller, it is agreed that the proceeds of any insurance covering such damage or destruction shall be made available to Miller for such repair or replacement. Miller shall have the right to purchase business interruption insurance to insure itself against loss due to substantial damage or destruction of the demised premises. The parties shall mutually cooperate on adjusting any loss or damage on the demised premises with the insurance carrier. All costs in excess of insurance proceeds necessary to restore the premises to good or better condition than existed at the time of such damage or destruction, shall be borne by Miller. All building plans for restoration shall be by mutual agreement of the parties hereto.

     22. Utilities. Miller shall fully and promptly pay for all water, gas, heat, light, power, telephone service, and other public utilities of every kind furnished to the leased premises throughout the term hereof, and all other costs and expenses of every kind whatsoever of or in connection with the use, operation and maintenance of the premises including deposits, and all activities conducted thereon, and County shall have no responsibility of any kind for any portion thereof. All future expansion, alteration or change of utility services shall be at expense of Miller.

     23. Mechanic's Liens. Miller shall keep all of the leased premises and every part thereof and all buildings and other improvements at any time located thereon free and clear of any and all mechanic's or other similar lien. Whenever and so often as any mechanic's or other similar lien is filed against the leased premises, or any part thereof, Miller shall discharge the same of record within thirty (30) days after the date of filing. Notice is hereby given that County does not authorize or consent to and shall not be liable for any labor or materials furnished to Miller or anyone claiming by, through or under Miller, upon credit, and that no mechanic's or other similar lien for any such labor, services or materials shall attach to or take effect through reversionary or other estate of County in and to the leased premises, or any part thereof. Miller shall give County written notice no less than thirty (30) days in advance of the commencement of any construction, alteration, addition, improvement, or repair estimated to cost in excess of Thirty Thousand Dollars ($30,000) in order that County may post appropriate notices of County's non-responsibility. County shall have the right but will not be required to pay any uncontested liens and charge all payments so made to Miller, to be paid in the next monthly rental payment due from Miller.

     24. Contesting Liens. Miller, notwithstanding the above, shall have the right to contest any such mechanic's or other similar lien if within thirty (30) days of filing, it (i) notifies County in writing of its intention to do so, and if requested by County, deposits with County a surety bond issued by a surety company acceptable to County as surety, in favor of County or cash, in the amount of lien claimed so contested, indemnifying and protecting County from and against any liability, loss, damage, cost and expense of whatever kind of nature growing out of or in any way connected with said asserted lien and the contest thereof, and (ii) diligently prosecutes such contest, at all times effectively staying or preventing any official or judicial sale of the premises or any part thereof or interest therein under execution or otherwise, and (iii) promptly pays or otherwise satisfies any judgment adjudging or enforcing such contested lien claim and thereafter promptly procures record release or satisfaction thereof.

     25. Indemnification. Miller shall and hereby covenants and agrees to indemnify, protect, defend and save County harmless from and against any and all claims, demands, litigation and liability of any nature, costs, including reasonable attorneys' fees and discovery expense arising from damage or injury, factual or claimed, of whatsoever kind of character, to property or persons, occurring in, on or about the premises during the term hereof, and upon timely written notice from County, Miller shall defend County in any action or proceeding brought thereon; provided, however, that nothing contained in this section shall be construed as requiring Miller to indemnify County for any claim resulting from any act or omission of County, County's agents or employees.

     26. Default by Involuntary Assignment. Neither this Lease nor the leasehold estate of Miller nor any interest of Miller hereunder in the leased premises or in the building or improvements or equipment therein shall be subject to involuntary assignment, transfer, or sale, or to assignment, transfer, or sale by operation of law in any manner whatsoever and any such attempt at involuntary assignment, transfer, or sale without the consent of County shall be void and of no effect, such consent will not be unreasonably withheld.

     27. Actions Constituting Default. The following shall be considered a substantial or material breach of the terms and conditions of this Lease and constitute a default and entitle County to elect and pursue all remedies pursuant to sections 29 through 32 of this Lease.

     A.   Voluntary bankruptcy.
     B. Failure to name Miller Building Systems of Kansas, Inc., as a qualified and existing corporation under the laws of the State of Kansas or under the ownership of its heirs and assigns.
     C. Non-payment of rent pursuant to this Agreement within fifteen (15) days of the date due.
     D.   Failure to maintain accident and liability insurance.
     E.   Failure to maintain fire and casualty insurance.
     F.   Failure to maintain personal injury liability insurance.
     G.   Failure to pay taxes and assessments.

     28. Other Actions Constituting Default. Any breach of the following terms or conditionsshall constitute a non-material default and upon non-compliance by Miller after notice pursuant to section 33 by County, County shall have the right to pursue all remedies pursuant to sections 29 through 32 of this Lease. Non-material breach conditions are as follows:

     A.   Any breach of any term or condition of this Lease.
     B.   Duty to maintain and repair demised properly as provided in
          Section 20.
     C. Failure to allow access to County at reasonable times and places pursuant to section 17 of this Lease.
     D.   Engaging in a prohibited use pursuant to section 7 of this Lease.
     E.   Failure to secure County's consent to changes.
     F.   Failure to pay utility bills.
     G.   Failure to pay mechanic liens pursuant to section 23 and 24.
     H. Attempting to sublet demised premises without consent of County, which consent shall not be unreasonably withheld.
     I. Any attempted assignment of leased premises without express written consent of County, which consent shall not be unreasonably withheld.
     J. The failure to discharge or pay any mechanic or artisan lien within thirty (30) days of the filing thereof, pursuant to section 23 and 24.

     29.  Remedies on Default.    Whenever any substantial or material event of
default shall have happened or be continuing, County may take any one or more of the following remedial actions.

     A. Give Miller written notice of intention to terminate this Lease on the date specified therein, which date shall not be earlier than thirty (30) days after such notice is given, and, if all defaults have not then been cured on the date so specified (except that this thirty (30) day period shall be extended for a reasonable period of time if the alleged default is not reasonably capable of cure within said thirty (30) day period), Miller's right to possession of the leased premises shall cease, and this Lease shall thereupon be terminated and County shall reenter and take possession of the premises and all personalty therein. County shall be entitled to immediate possession after Miller has failed to cure such default within the period herein provided, without the necessity to resort to legal process.

     B.        Whenever any non-material event of
               default shall have happened or be
               continuing, County shall give Miller
               written notice of intention to terminate this Lease on the date specified (except that this sixty (60) day period shall be extended for a reasonable period of time if the alleged default is not reasonably capable of cure within said sixty (60) day period) therein, which date shall not be earlier than sixty
               (60) days after such notice is given, and, if all defaults have not been cured on the date so specified, Miller's right to possession of the leased premises shall cease, and this Lease shall thereupon be terminated, and County shall re-enter and take possession of the premises and all personalty therein. Any costs for repair of equipment necessitated by other than reasonable wear shall be chargeable to Miller and shall be in addition to the liquidated damages as set forth herein.

     30. No Remedy Exclusive. No remedy herein conferred upon or reserved to County is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or in statute. No delay or omission to exercise any right or power accruing upon any event of default shall impair any such right or power, or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed to be expedient. In order to entitle County to exercise any remedy referred to in sections 29 through 32, it shall not be necessary to give any notice, other than notice required herein. Any cost of litigation necessitated under this Lease including reasonable attorney fees shall be at the expense of Miller and shall be the responsibility of Miller. This provision shall not apply if the litigation is caused by the action of County, unless said action is for default against Miller. Conversely, Miller shall be entitled to any cost of litigation necessitated if County should violate the provisions of this Lease including but not limited to reasonable attorney fees.

     31. Rights and Remedies. The rights and remedies reserved by County and Miller hereunder and those provided by law shall be construed as cumulative and continuing rights. No right or remedy shall be exhausted by the exercise thereof on one or more occasions. County and Miller shall each be entitled to specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of this Lease, notwithstanding the availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity.

     32. Waiver of Breach. No waiver shall be effective unless in writing. The waiver of, or the failure to take action with respect to any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or subsequent breach of the same, or any other term, covenant, or condition herein contained. Payment or payments or performance may be accepted hereunder without in any way waiving the right to exercise any rights or remedies provided for herein or otherwise with respect to any breach which was in existence at the time such payment or payments or performance was accepted.

     33. Notice. All notice required or desired to be given hereunder shall be in writing and shall be delivered in person or mailed by registered or certified mail to:

COUNTY:       Vernon Birk
              County Clerk
              Coffey County Courthouse
              110 S. 6th
              Burlington, KS 66839

MILLER:       Edward C. Craig
              President
              Miller Building Systems of Kansas, Inc.
              P.O. Box 1283
              Elkhart, IN 46515

             Jeffrey C. Rubenstein
             Much Shelist Freed Denenberg
             Ament & Rubenstein, P.C.
             200 N. LaSalle Street, Suite 2100
             Chicago, IL 60601-1095

     All notices given by certified or registered mail as aforesaid shall be deemed duly given as of the date they are so mailed.

     34. Construction and Enforcement. This Lease shall be construed and enforced in accordance with the laws of the State of Kansas. Wherever in this Lease it is provided that either party shall or will make any payment or perform or refrain from performing any act or obligation, each such provision shall, even though not so expressed, be construed as an express covenant to make such payment or to perform, or not to perform, as the case may be, such act or obligation.

     35. Sublease. Miller agrees that it will in no way sublease, or attempt to sublease the demised premises, including equipment without the express written consent of County, such consent shall not be unreasonably withheld. The final terms and conditions of any sublease agreement must be approved of in writing by both County and Miller. In the event of any such subleasing, Miller shall remain fully liable for the performance of its duties and obligations hereunder, and no such subleasing and no dealings or transactions between County and any such sublessee shall relieve Miller of any of its duties and obligations hereunder.

     36. Voluntary Assignment. Miller agrees that it will in no way assign, or attempt to assign, the leased premises, including equipment, without the express written consent of County, which consent County shall not unreasonably withhold. In the event of any such assignment Miller shall remain fully liable for the performance of its duties and obligations hereunder.

     37. Amendments. Amendments of the term hereon, the basic rental payments, or of any and all other provisions of this Lease may be made only pursuant to the express written consent of County and Miller. The language of this contract is controlling and supersedes all oral agreements and representations of the parties hereto. All prior agreements by and between the parties hereto are hereby merged within the terms and conditions of this Lease and this Lease represents the complete agreement of the parties hereto and shall be binding upon all parties.

     38. Net Lease The parties hereto agree that this lease is intended to be a triple net lease.

     39. Invalidity of Provisions Lease. If, for any reason, any provision of this Lease shall be deemed to be invalid or unenforceable, the validity and effect of the remaining provisions hereof shall not be affected thereby.

     40. Covenants Binding on Successors end Assigns. The covenants, agreements and conditions herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, devisees, heirs, legatees, and beneficiaries.

     41. Section Captions. The section captions appearing with the section numbered designations of this Lease are for convenience purposes only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

     42. Filing of Lease Memo. The parties hereto agree that a Memorandum of this Lease will be filed with the Register of Deeds of Coffey County, Kansas.

     43. Incorporation of Recitals. The Recitals to this Lease are hereby incorporated in this Lease by this reference.

     44. Termination. This Lease will automatically terminate upon the parties entering into a new binding lease with an option to purchase in accordance with
Section 19-211 of the Kansas Statutes, a copy of such lease to be attached as Exhibit "B" upon finalizing the terms of such Lease.

     IN WITNESS WHEREOF, the parties have executed this Lease on the date first above written.



BOARD OF COUNTY COMMISSIONERS           MILLER BUILDING SYSTEMS OF KANSAS, INC.
COFFEY COUNTY, KANSAS



By: \Timothy A. Sipe                    By: \Edward C. Craig
                                              PRES/CEO




ATTEST: \Vernon Birk by
         Rose Yoder Chief Deputy





APPROVED: \Larry J. Hendricks